Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

April [    •    ], 2017

Dear Stockholder,

You are cordially invited to attend the annual meeting of stockholders of CH2M HILL Companies, Ltd., which will take place on Monday, June 5, 2017, at our World Headquarters, 9191 South Jamaica Street, Englewood, Colorado, 80112, USA.

Details of the business to be conducted at the meeting are in the formal notice of the annual meeting of stockholders and the proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions electronically through the Internet, by telephone or by signing, dating and returning the proxy card enclosed with the proxy statement. Voting through the Internet or by phone will eliminate the need to return your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation to our employees for their hard work and dedication to making CH2M the best place to work and one of the most respected companies in the industry.

Sincerely,

Jacqueline C. Hinman
 Chairman, President and Chief Executive Officer

9191 South Jamaica Street Englewood, CO 80112

Notice of 2017 Annual
Meeting of Stockholders

To be held June 5, 2017

June 5, 2017 10:00 a.m., Mountain Daylight Time CH2M World Headquarters 9191 South Jamaica Street Englewood, Colorado, 80112

April [    •    ], 2017

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of stockholders of CH2M HILL Companies, Ltd., a Delaware corporation, will be held at our World Headquarters, 9191 South Jamaica Street, Englewood, Colorado, 80112, USA on Monday, June 5, 2017, at 10:00 a.m., Mountain Daylight Time, for the following purposes:

1.	To elect three directors from the nominees named in the attached proxy statement to serve for a three-year term.
2.	To approve an amendment to our Certificate of Incorporation to allow a retired employee to serve as an employee director on our Board of Directors.
3.	To consider an advisory vote on executive compensation.
4.	To consider an advisory vote on the frequency of the vote on executive compensation.
5.	To approve the material terms of executive incentive compensation.
6.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of CH2M for the fiscal year ending December 29, 2017.
7.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

These items of business are more fully described in the proxy statement accompanying this notice, which is available at www.edocumentview.com/ch2m. Only stockholders of record owning shares of CH2M's common stock at the close of business on April 10, 2017, will be entitled to vote at this meeting or at any postponements or adjournments thereof. You may vote your shares via the Internet, by telephone or by proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas M. McCoy

Executive Vice President, General Counsel
and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the 2017 Annual Meeting of Stockholders to be held on June 5, 2017:

The Notice of Meeting, Proxy Statement and Annual Report are available free of charge at: www.edocumentview.com/ch2m

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

CH2M HILL Companies, Ltd.

This proxy statement and the accompanying materials are being furnished to you by our Board of Directors on or about April [    •    ], 2017 in connection with the solicitation of your proxy to be voted at the 2017 Annual Meeting of Stockholders of CH2M to be held on Monday, June 5, 2017, at 10:00 a.m., Mountain Daylight Time, at our World Headquarters, 9191 South Jamaica Street, Englewood, Colorado, 80112, USA.

2017 Proxy Statement Summary

We are providing below highlights of certain information in this proxy statement. As it is only a summary, please refer to the complete proxy statement and 2016 Annual Report before you vote.

2017 Annual Meeting of Stockholders

Date and Time:	Monday, June 5, 2017, at 10:00 a.m., Mountain Daylight Time
Record Date:	April 10, 2017
Place:	CH2M World Headquarters 9191 South Jamaica Street Englewood, Colorado, 80112

Proposals and Board Recommendations

Proposal		Board Recommendation

1.	Election of three nominees to our Board of Directors (page 2)	FOR each Director Nominee
2.	Approval of the amendment to our Certificate of Incorporation to allow a retired employee to serve as an employee director on our Board of Directors (page 51)	FOR
3.	Approval of the advisory vote on executive compensation (page 53)	FOR
4.	Approval of the frequency of an advisory vote on executive compensation (page 54)	Three Years
5.	Approval of the material terms of executive incentive compensation (page 55)	FOR
6.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017 (page 60)	FOR

CH2M 2017 Proxy Statement    1

Proposal 1. Election of Directors

Our Certificate of Incorporation and bylaws provide that our Board of Directors shall consist of no more than thirteen directors and not less than seven directors, provided that the majority of the Board consists of employee directors. The size of the Board may be changed from time-to-time by a resolution of the Board of Directors. There are currently thirteen members on our Board with six outside independent directors and seven employee directors.

Director Nominations

According to our bylaws and our Governance Principles, director candidates are nominated by the Board of Directors based on recommendations of the Governance and Corporate Citizenship Committee of the Board. The Governance and Corporate Citizenship Committee has the ability to consider nominees recommended by stockholders and nominees recommended from other sources and does not distinguish between nominees recommended by our stockholders. The procedures to be followed by stockholders in submitting such recommendations are available in our bylaws.

The Governance and Corporate Citizenship Committee's recommendations for employee director candidates take into account the recommendations of the Chairman and Chief Executive Officer whose recommendations are developed based on nominations from employees. The Governance and Corporate Citizenship Committee considers the Chairman and the Chief Executive Officer's recommendations, its own assessment of the needs of the company and the overall employee and independent mix of the Board in making recommendations to the Board. The Governance and Corporate Citizenship Committee recommended to the Board that each of W. Blakely Jeffcoat and Janet Walstrom be nominated for election as employee directors as part of the 2017 nomination slate and that Charles O. Holliday, Jr. be nominated for election as an independent director as part of the 2017 nomination slate.

The director candidates will each serve a three-year term expiring in 2020 or until their earlier retirement, death, resignation or removal. In the event that any of the nominees should become unavailable to stand for election at the annual meeting, the proxy holders will vote for either (1) such other person, if any, as may be designated by our Board of Directors, in the place of any nominee who is unable to serve or (2) the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. Our Board of Directors expects all of the nominees named below to be available for election. Incumbent directors will hold office until the annual meeting in the year their term expires and until their successors, if any, are elected and qualified, subject to the director's earlier death, retirement or removal.

2    CH2M 2017 Proxy Statement

Director Nominees and Continuing Directors

The following table lists our director nominees, as well as each of our continuing directors, and provides their respective ages and titles as of the date of the annual meeting. References to particular years refer to that calendar year.

Name	Age	Title	Director since

Directors whose term expires 2017

Charles O. Holliday, Jr. (ID)	69	Director	2009

W. Blakely Jeffcoat	68	Director and Senior Vice President, Enterprise Project Delivery	2016

Janet Walstrom	57	Director and Senior Vice President, U.S. Civilian Agencies Operations	2016

Directors whose term expires 2018

Lisa Glatch	54	Director and Executive Vice President, Growth and Sales	2015

Georgia R. Nelson (ID)	67	Director	2010

Terry Ruhl	50	Director and President, National Governments Client Sector	2015

Barry L. Williams (ID)	72	Director	1995

Directors whose term expires 2019

Malcolm Brinded (ID)	63	Director	2012

Jacqueline C. Hinman	55	Chairman and Chief Executive Officer	2008

Scott Kleinman (ID)	44	Director	2015

Gregory T. McIntyre	58	Director and President, State & Local Governments Client Sector	2013

Antoine G. Munfakh (ID)	34	Director	2015

Thomas L. Pennella	58	Director and Senior Vice President	2015

ID = Independent Director

The Board and its Governance and Corporate Citizenship Committee believe the skills, qualities, attributes and experience of our directors provide CH2M with business acumen and a diverse range of perspectives to engage each other and management to address effectively CH2M's evolving needs and represent the best interests of stockholders.

CH2M 2017 Proxy Statement    3

Nominees for Election as Directors

Charles "Chad" O. Holliday, Jr. has served as a director of the Board of CH2M since 2009.
Mr. Holliday is the Chairman of the Board of Directors of Royal Dutch Shell plc. He also serves as a member of the Board of Directors of HCA Holdings, Inc. and previously served as a member of the Board of Directors of Deere & Company from 2007 to February 2016 and was the Chairman of the Board of Bank of America from 2009 to 2014. Mr. Holliday had a long career at E.I. du Ponte de Nemours and Company (DuPont), ultimately serving as Chairman and Chief Executive Officer from 1998 until 2009 when he retired from the company.
Mr. Holliday is a former Chairman of both the National Academy of Engineering and the U.S. Council on Competitiveness and is a founding member of the International Business Council. He formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable's Task Force for Environment, Technology and Economy. Mr. Holliday is the author of "Walking the Talk," a book that makes the business case for sustainable development and corporate responsibility.

 Qualifications: Mr. Holliday is qualified to serve on our Board based on his experience as a CEO, a public company director on various Fortune 100 public company boards, as well as his engineering background and leadership in sustainability.

W. Blakely Jeffcoat has served as a director of the Board of CH2M since 2016.
Mr. Jeffcoat serves as a Senior Vice President and Enterprise Project Delivery Director of CH2M. He has been part of CH2M for almost 35 years and has held a number of client positions during that time. Some of those positions include project manager and principal-in-charge/client service manager for the Water Works and Sanitary Sewer Board for the City of Montgomery, Alabama; the Sewerage and Water Board of New Orleans; the Water and Wastewater System of Tuscaloosa, Alabama; the Puerto Rico Aqueduct and Sewerage Authority; the San Antonio Water System; the Merced Irrigation District; and the Columbus, GA Water Works.

 He has served in numerous leadership positions within our company including regional manager, regional business group manager, regional project delivery manager, and WBG Americas operations manager.
Qualifications: Mr. Jeffcoat is qualified to serve on our Board based on his experience holding numerous leadership positions within our company and his extensive knowledge of our company.

4    CH2M 2017 Proxy Statement

Janet Walstrom has served as a director of the Board of CH2M since 2016.
Ms. Walstrom serves as a Senior Vice President of U.S. Civilian Agencies Operations, one of four major client portfolios within the National Governments client sector of CH2M. In this role, Ms. Walstrom serves as a key member of the National Governments' executive team charged with leading the sector to serve as the growth engine for CH2M, and in so doing enabling the firm to re-establish its position in the US Federal market. Previously, Ms. Walstrom served as the Enterprise Project Delivery Director of CH2M responsible for working collaboratively with the operating units to drive consistency, predictability and improved project performance across the company. This involved establishing and implementing an integrated commercial management program, including delivery systems, processes, tools, and status/reporting, as well as overseeing the performance management and career development of the company's project/program managers and managers of projects.

 With more than 30 years of experience in the engineering and construction industry, Ms. Walstrom possesses a broad and diverse background from overall management of individual business unit profit and loss to program/project management associated with some of the world's most challenging programs. She was an integral member of the Kaiser-Hill leadership team responsible for successfully closing the Department of Energy's Rocky Flats Nuclear Weapons Complex in 2005. Ms. Walstrom also served in two different roles on the CLM Delivery Partner program leadership team responsible for planning and delivering the infrastructure and venues for the 2012 London Olympic and Paralympic Games. Ms. Walstrom has also served in a number of corporate leadership roles, including as Director of our former Operational Excellence function, founding Director of our Program Management Center of Excellence, and CH2M's Chief Learning Officer.

 Qualifications: Ms. Walstrom is qualified to serve on our Board based on her more than 30 years of experience in the engineering and construction industry, successful involvement in major projects, and her experience holding numerous leadership positions.

The Board of Directors recommends that stockholders vote FOR the election of each nominee to the Board of Directors.

CH2M 2017 Proxy Statement    5

Continuing Directors

Lisa Glatch has served as a director of CH2M since 2015.
Ms. Glatch has been CH2M's Executive Vice President of Growth & Sales since November 2016, and previously served as CH2M's Executive Vice President of Client Solutions & Sales since April 2014. Prior to joining CH2M, she served as an executive with Jacobs, an engineering, procurement and construction company, from April 2012 through March 2014, and most recently served as Senior Vice President of Global Sales. From 1986 to 2010, Ms. Glatch was with Fluor, an engineering, procurement and construction company, serving in various capacities including Senior Vice President of Energy and Chemicals from 2009 to 2010, and Senior Vice President of Government from 2003 to 2007.

 Qualifications: Ms. Glatch is qualified to serve on our Board based on her more than thirty years of experience in the engineering, procurement and construction industry and her deep knowledge of the markets in which we operate. Ms. Glatch has worked for publicly traded companies and has demonstrated experience working with boards of directors for these companies. She also has served on the boards of community service and higher education organizations and provided staff support to the Risk Committee of the CH2M Board of Directors in 2014.
Ms. Glatch's term expires in 2018.

Georgia R. Nelson has served as a director of the Board of CH2M since 2010.
Ms. Nelson has been the President and Chief Executive Officer of PTI Resources, LLC, an energy and environmental consulting firm, since 2005. Ms. Nelson spent more than thirty years in the power generation industry serving in various senior executive capacities for Edison International and its subsidiaries between 1971 and 2005, including President of Midwest Generation Edison Mission Energy (EME) and General Manager of EME Americas. In her role she was responsible for power plant construction and operations in the United States, Puerto Rico, the United Kingdom, Turkey, Thailand, Indonesia, Australia and Italy. Ms. Nelson is a member of the Board of Directors of Cummins Inc., where she has been serving since 2004. Ms. Nelson is also currently a director of Ball Corporation, TransAlta Corporation and Sims Metal Management.

 Ms. Nelson is a member of the Executive Committee of the National Coal Council, an industry advisory committee to the U.S. Department of Energy, which she chaired from May 2006 to May 2008.
Qualifications: Ms. Nelson is qualified to serve on our Board based on her experience as a public company executive and director and based on her experience with international engineering projects and regulated industries. She also brings important diversity to our Board as a senior female executive with extensive global experience.
Ms. Nelson's term expires in 2018.

6    CH2M 2017 Proxy Statement

Terry Ruhl has served as a director of the Board of CH2M since 2015.
Mr. Ruhl has been President of CH2M's National Governments Client Sector since November 2016, and previously served as Transportation Business Group President since July 2012. His tenure with CH2M spans twenty-four years. He previously served in the Transportation Business Group as Senior Vice President and Director of Consulting and International Operations from June 2009 to July 2012, the Global Market Sector Director from June 2008 to June 2009 and the Aviation Market Sector Director from August 2006 to June 2008.

 Qualifications: Mr. Ruhl is qualified to serve on our Board based on his long tenure with CH2M and his extensive experience and skills in the engineering industry. In addition, he has served on industry boards, joint venture boards and provided staff support to CH2M's Governance and Corporate Citizenship Committee Board of Directors in 2014.
Mr. Ruhl's term expires in 2018.

Barry L. Williams has served as a director of the Board of CH2M since 1995.
Mr. Williams is the retired managing general partner of Williams Pacific Ventures, Inc. (business investment and consulting), where he served from 1986 to 2014. Between 2000 and 2001, Mr. Williams served as the President and CEO of American Management Association International. He served as Senior Mediator for JAMS/Endispute from 1993 to 2002 and as a visiting lecturer for the Haas Graduate School of Business, University of California from 1993 to 2000. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture from 1998 until 2014.

 Mr. Williams also serves as a director of PG&E Corporation, Navient Corporation and several not-for-profit organizations, and Mr. Williams previously served as a director of SLM Corporation, Northwestern Mutual Life Insurance Company and Simpson Manufacturing Co.
Qualifications: Mr. Williams is qualified to serve on our Board based on his significant financial experience, his experience as a member of public company boards, and his more than twenty years of experience on our Board. He also brings important diversity to our Board.
Mr. Williams's term expires in 2018.

CH2M 2017 Proxy Statement    7

Malcolm Brinded has served as a director of the Board of CH2M since 2012.
Mr. Brinded had a thirty-seven year career with Shell, a global oil and gas company, where he worked in the United Kingdom, Brunei, the Netherlands and Oman. He served on Royal Dutch Shell plc's board of directors between 2002 and 2012, during which period he was Shell's Executive Director for global Exploration and Production from 2004 to 2009, and for its Upstream International business from 2009 to 2012.

 Since 2009, Mr. Brinded has served as the Chairman of the Shell Foundation and has served as a Non-Executive Director of BHP Billiton since April 2014. Mr. Brinded also served as a Non-Executive Director of Network Rail in the U.K. from 2010 to 2016.
Mr. Brinded graduated from Cambridge University with a degree in engineering. He is a Fellow of the U.K. Institutions of Civil and Mechanical Engineers and the U.K. Royal Academy of Engineering, President — elect of the U.K. Energy Institute, and Chairman of EngineeringUK. In 2002, Mr. Brinded was awarded the Commander of the Order of the British Empire for services to the U.K. Oil and Gas Industry.
Qualifications: Mr. Brinded is qualified to serve on our Board based on his extensive experience as a public company director and executive officer, as well as his engineering background and his extensive work in the energy sector, which is critical to our business. Mr. Brinded's comprehensive experience in key international markets is uniquely valuable to our Board. He also brings diversity to our Board as a non-U.S. national with extensive background of living and working outside of the U.S.

 Mr. Brinded's term expires in 2019.

Jacqueline C. Hinman has served as a director of the Board of CH2M since 2008.
Ms. Hinman has served as the Chairman of the Board of Directors of CH2M since September 2014 and as the President and Chief Executive Officer of CH2M since January 1, 2014. She previously served as Senior Vice President and the President of the International Division of CH2M from 2011 until 2014, as the President of the Facilities and Infrastructure Division from 2009 until 2011 and as Vice President, Major Programs Group and Executive Director for Mergers and Acquisitions between 2009 and 2010. Between 2007 and 2009, Ms. Hinman led our Center for Project Excellence.
Ms. Hinman is a member of the Board of Catalyst.

 Qualifications: Ms. Hinman is qualified to serve on our Board based on her role as the President and Chief Executive Officer of CH2M; based on her more than twenty years of industry experience; and her extensive infrastructure, environmental services, mergers and acquisitions and international experience. She also brings valuable diversity to our Board as a senior engineer and female executive in a predominantly male profession.
Ms. Hinman's term expires in 2019.

8    CH2M 2017 Proxy Statement

Scott Kleinman has served as a director of the Board of CH2M since 2015.
Mr. Kleinman has been a Private Equity Lead Partner of Apollo Global Management, LLC since 2010. Mr. Kleinman is also a member of Apollo's Senior Management Committee. For the past decade, Mr. Kleinman has focused on Apollo's cyclical industrial businesses, including companies in the chemicals, forest products and industrial industries. Prior to joining Apollo in 1996, Mr. Kleinman was employed by Smith Barney Inc., in its Investment Banking Division. Mr. Kleinman received a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa.

 Mr. Kleinman also serves as a member of the boards of directors of Momentive Performance Materials Holdings LLC and Verso Corporation and previously served on the boards of directors of Realogy Holdings Corp., Hexion Inc., LyondellBasell Industries N.V. and Taminco Corporation.
Qualifications: Mr. Kleinman is qualified to serve as a member of the Board based on his position with Apollo, and his extensive finance and business experience.
Mr. Kleinman's term expires in 2019.

Gregory T. McIntyre has served as a director of the Board of CH2M since 2013, and from 2001 through 2003.
Mr. McIntyre has been President of CH2M's State & Local Governments Client Sector since November 2016. In this role, he leads the firm's global business serving clients in cities, counties, states, local authorities and provinces in the areas of water, environment, transportation and social infrastructure. Mr. McIntyre previously served as Operations Director for all global business groups since October 2015, the President of the Water Business Group from January 2014, and the Managing Director of CH2M's International Infrastructure business in 2012. Prior to that role, Mr. McIntyre served as the Managing Director of Halcrow, acquired by CH2M in 2011, and a member of its board of directors, where he oversaw the integration of Halcrow's operations into CH2M. He was the Deputy Program Manager and CH2M Managing Director for CLM Delivery Partner, the delivery partner to the Olympic Delivery Authority for the London 2012 Olympics and Paralympic Games, between 2010 and 2011. Mr. McIntyre also served as the Global Operations Director for CH2M's water business between 2004 and 2010. Mr. McIntyre joined CH2M in 1981 and has been a long-term member of CH2M's senior executive team.

 Qualifications: Mr. McIntyre is qualified to serve on our Board based on his more than thirty years of experience with CH2M in senior roles, his extensive water and infrastructure industry experience, and his major programs and international experience, and because of his prior experience as a member of the Board.
Mr. McIntyre's term expires in 2019.

CH2M 2017 Proxy Statement    9

Antoine G. Munfakh has served as a director of the Board of CH2M since 2015.
Mr. Munfakh is a Partner of Apollo Global Management, LLC, which he joined in 2008. Prior to his current role, Mr. Munfakh served as an associate for two years in the Business & Industrial Services group at the private equity firm Court Square Capital Partners. He also has served as an analyst in the Financial Sponsor Investment Banking group at J.P. Morgan, where he focused on mergers and acquisitions and financing services in support of private equity transactions. Mr. Munfakh graduated summa cum laude from Duke University with a B.S. in Economics, where he was elected to Phi Beta Kappa.

 Mr. Munfakh also serves on the board of directors of Maxim Crane Works, McGraw-Hill Education, Inc., Apollo Education Group Inc., and Claire's Stores.
Qualifications: Mr. Munfakh is qualified to serve as a member of the Board based on his position with Apollo, and his extensive finance and business experience.
Mr. Munfakh's term expires in 2019.

Thomas L. Pennella has served as a director of the Board of CH2M since 2015.
Mr. Pennella has been Senior Vice President since November 2016 and previously served as President of CH2M's Industrial & Urban Environments Business Group. Along with his role as Senior Vice President, he retains leadership responsibility overseeing the wind down of the firm's last remaining Power EPC project that terminated in early 2017. Mr. Pennella has more than 30 years of leadership and management experience addressing the complex business and technical needs of clients. From March 2014 to January 2015, Mr. Pennella served as Global Operations Director for CH2M's former Energy Business Group, with an emphasis on supporting the Power business. Prior to joining CH2M in 1984, Mr. Pennella worked in General Electric's Gas Turbine division as an international field engineer.

 Qualifications: Mr. Pennella is qualified to serve as a member of the Board based on his extensive experience leading client-facing operations with advanced systems and technologies in various parts of the company's diverse business portfolio including industrial processes, power generation, water, environmental remediation, government facilities and sustainable urban environments in the U.S., Middle East, Europe and Australia.
Mr. Pennella's term expires in 2019.

10    CH2M 2017 Proxy Statement

Corporate Governance

Board of Directors

CH2M is governed by our Board of Directors. Our Board held a total of 16 meetings in fiscal year 2016, 14 regularly scheduled and two special meetings. All directors attended 75 percent or more of the aggregate meetings of the Board and Committees of which they are members with the exception of Scott Kleinman, who attended 63 percent of the Board meetings and does not serve on a committee. CH2M does not have a policy regarding Board members attending the Annual Meeting of Stockholders. We had nine Board members attend last year's Annual Meeting of Stockholders either in person or via telephone.

Corporate Governance Principles

CH2M is committed to best practices in corporate governance and maintains a business environment of uncompromising integrity.

We continue to implement this commitment through, among other things, our Governance Principles, practices and compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other laws and regulations that regulate CH2M and our business. Our Board has formalized our standards of corporate governance in our published Governance Principles. Our Governance Principles, some of which are discussed below, are available on our website at http://ir.ch2m.com/corporate-governance. Our governance policies are reviewed annually by the Governance and Corporate Citizenship Committee of our Board to assure that they continue to advance the best interests of CH2M and our stockholders, and whether they comply with applicable laws and regulations.

Director Independence

There are currently thirteen members on our Board, six of whom are independent directors and seven of whom are employee directors. CH2M's common stock is not listed on a national securities exchange and, as a result, our directors are not subject to the independence requirements of a national stock exchange. In 2011, the Board adopted independence standards that are consistent with the independence tests under the corporate governance rules for listed companies of the New York Stock Exchange. The Governance and Corporate Citizenship Committee of the Board reviews our Board independence standards annually to confirm their appropriateness for the company. Under our Board's standards, a director is not independent if:

•
The director is, or has been within the last three years, an employee of CH2M, or any of the director's immediate family members is, or has been within the last three years, an executive officer of CH2M.

•
The director, or any immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CH2M, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
(1) The director is a current partner or employee of a firm that is the internal or external auditor of the CH2M; (2) the director has an immediate family member who is a current partner of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who personally works on the CH2M audit; or (4) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the CH2M audit within that time.

•
The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of CH2M's executive officers at the same time serves or served on the other company's compensation committee.

CH2M 2017 Proxy Statement    11

•
The director is a current employee of, or any immediate family member of the director, is a current executive officer of a company that has made payments to, or received payments from, CH2M for property or services in an amount which, in any of the last three fiscal years, exceeded two percent (2%) of such other company's consolidated gross revenues or $1,000,000, whichever is greater.

Our outside independent directors are Malcolm Brinded, Charles Holliday, Jr., Scott Kleinman, Antoine Munfakh, Georgia Nelson and Barry Williams. The Board has made a determination that all these independent directors are "independent" under our independence standards. Because our Audit and Compensation Committees are comprised solely of our independent directors, all the members of those committees are independent pursuant to these guidelines.

Board Leadership Structure

Under our Board's Governance Principles, our Board has the ability to change its leadership structure in the best interest of CH2M at any point in time. Our Board is led by a Chairman elected annually by the directors. Ms. Hinman has served as Chairman of the Board of CH2M since September 2014.

Our Board does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions. Under the current Board leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role because our Board believes that as an employee-controlled company, CH2M is best served by a Board where an employee Board member serves as the chair of the Board. For this reason, and because Ms. Hinman is eminently qualified for the role, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board is appropriate at this time and is in the best interest of CH2M.

Under our Board's Governance Principles, the independent directors of our Board also designate one of the independent directors as Lead Director to provide independent leadership on the Board. The Lead Director initiates and presides at the meetings of independent directors, initiates meetings of all the Directors (including or excluding the Chairman and Chief Executive Officer), and presides at specific sessions of Board meetings as agreed with the Chairman and Chief Executive Officer. The Lead Director also facilitates communication between the independent directors and the Chairman and Chief Executive Officer, facilitates relationships among Board members and works with the Chairman and Chief Executive Officer in planning Board meeting schedules and agendas. In addition, the Lead Director serves as a sounding board to the Chairman and Chief Executive Officer on key issues facing CH2M, works with the Chair of the Compensation Committee on the performance and compensation of the Chairman and Chief Executive Officer and acts as a liaison to stockholders who wish to communicate with independent directors. Charles Holliday, Jr. has served as the Lead Director since 2012. The independent directors may retain or change this appointment after the stockholders elect the nominees for Board membership at the annual meeting.

Board's Role in Risk Oversight

Our Board oversees CH2M's risk management process through its Audit and Risk Committees to ensure that enterprise and major project risks are considered and managed in a timely manner. In addition, our Board routinely reviews CH2M's strategy and capital planning. The Risk Committee of the Board oversees CH2M's enterprise risk management systems and processes, including the identification of major project and portfolio risks and other risks facing our industry generally and our company specifically. The Risk Committee reports to our Board on the enterprise risk management program and offers review and guidance to our management on our approach and process to assess and analyze project- and program-related risks. The Audit Committee reviews risk assessment and management policies, reviews financial and compliance risks and risk management and reviews major financial risk exposures and plans to manage them. The Audit and Risk Committees typically report to our Board on their respective activities at every Board meeting.

Communications with the Board

Stockholders may communicate with our Board by writing to them in care of Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street,

12    CH2M 2017 Proxy Statement

Englewood, Colorado 80112 or to the Lead Director at 9191 South Jamaica Street, Englewood, CO 80112. All communications should indicate whether they are intended for the full Board, for outside independent directors only, or for any particular Board member. The inquiries will be directed to the appropriate Board member or members who will reply to stockholders directly.

Nominations of Directors

Our Governance and Corporate Citizenship Committee identifies and recommends for nomination individuals it believes are qualified to be employee and independent Board members and who are best suited to contribute to the Board's activities to serve CH2M's needs and objectives. The Board seeks directors with diverse professional backgrounds and reputations for integrity who combine a broad spectrum of experience and expertise that is important to CH2M's goals and strategy. Diversity of background has always been an important objective in the selection of directors. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions they can make to the Board and upon their willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Governance and Corporate Citizenship Committee considers the candidates' knowledge of our industry and markets, and our clients' industries and markets, the number of other boards on which the candidate serves, strategic thinking and communication skills, and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound independent business judgment to act in what he or she reasonably believes to be in the best interest of CH2M and our stockholders. Candidates for independent director positions must fulfill the Board's independence standards for independent directors as described above and included in the Governance Principles which are available on our website at http://ir.ch2m.com/corporate-governance. There are no family relationships among any director, executive officer or any person nominated or chosen by us to become a director.

In selecting employee directors for consideration, the Governance and Corporate Citizenship Committee takes into account the recommendation of the Chairman of the Board and Chief Executive Officer based on input received from our employees. The process for annual board nominations for employee director candidates commences with the Chairman of the Board and the Chief Executive Officer sending a detailed description of the nominating process and qualification requirements for Board membership to all employees. The solicitation process and the resulting nominations are reviewed by the Governance and Corporate Citizenship Committee, which makes its own recommendations to the full Board. The Governance and Corporate Citizenship Committee of the Board reviews the recommendations from the Chairman of the Board and the Chief Executive Officer and recommends to the Board a slate of candidates for employee director slots. The Governance and Corporate Citizenship Committee considers the Chairman and the Chief Executive Officer's recommendations in its deliberations, but is not bound by them. Most recently, this process resulted in the appointment of W. Blakely Jeffcoat and Janet Walstrom to the Board during 2016.

The criteria for employee director nominees includes, among other things:

•
At least 15 years of professional experience in the engineering and construction industry, including responsibility at a senior officer level (such as leading a major business unit or geography, or global enterprise services/ corporate function);

•
Broad knowledge of CH2M's global business, organization and culture, through leadership experience gained in multiple business units and/or functions, and across multiple international geographies;

•
Experience with strategy and policy formulation, and a deep understanding of CH2M's strategy and competitive position;

•
A respected and networked leader in the engineering and construction industry, with strong contacts at the senior executive level in client and/or competitor organizations;

•
Proven business and financial acumen commensurate with that required to fulfill a director's fiduciary responsibilities with respect to financial and reporting requirements (including but not limited to company financial statements, SEC forms and filings, etc.);

CH2M 2017 Proxy Statement    13

•
Previous corporate governance (Board of Directors or Advisory Board) experience in a for-profit or non-profit organization. In the absence of direct board experience, the individual should have successfully completed governance training and have experience advising or presenting to a board;

•
Demonstrated personal character of the highest caliber in integrity, trust, responsibility, respect, teamwork and maturity;

•
Demonstrated traits of an independent thinker, a diplomatic communicator and a patient listener;

•
Understanding of, and ability to serve, the interests of all CH2M stockholders, without conflict in relation to the employee director's job position, seniority, organizational alignment, or personal interests.

Code of Ethics

We have adopted a code of ethics and business conduct for our executive and financial officers entitled "CH2M HILL Executive and Financial Officers' Code of Ethics." It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer, General Counsel, Treasurer and Presidents of our client sectors. The code is available on our website at http://www.ch2m.com/corporate/about_us/business_ethics.asp. A hard copy also is available without charge to any stockholder upon request by writing to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd. 9191 South Jamaica Street, Englewood, Colorado 80112. We will disclose any future changes to the Code of Ethics on our website.

We also have ethics policies that are applicable to all employees entitled "CH2M HILL Employee Ethics and Business Conduct Principles" that mandates rules of conduct to all CH2M employees including all senior executives and financial officers. It also is available on our website by following the same links as described above and will be available in hard copy upon request. We maintain a confidential telephone and web-based hotline, where employees can seek guidance or report potential violations of laws, CH2M policies or rules of conduct.

Committees of the Board

In fiscal 2016, the Board of Directors had four committees: Audit; Compensation; Governance and Corporate Citizenship; and Risk. The Audit and Compensation Committees are comprised solely of outside independent directors. Below is a chart showing current membership for each Board committee.

14    CH2M 2017 Proxy Statement

Committee Membership

Audit Committee

The Audit Committee met 14 times during fiscal 2016. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/.

The Board of Directors determined that each member of the Audit Committee is independent in accordance with the independence criteria established by the Board, which are consistent with the independence definition under the corporate governance rules of the New York Stock Exchange and comply with the requirements of the Sarbanes-Oxley Act of 2002. The Board has designated Barry Williams as an "audit committee financial expert" as defined by Securities and Exchange Commission regulations. The Audit Committee is responsible for the oversight of CH2M's financial processes and internal control environment including, among other things:

•
Reviewing the financial statements with management and the independent registered public accounting firm;

•
Reviewing CH2M's process and compliance with the Sarbanes Oxley Act surrounding internal controls prior to filing quarterly Form 10-Qs and the annual Form 10-K;

•
Appointing CH2M's independent registered public accounting firm;

•
Reviewing and evaluating the work and performance of CH2M's internal auditors, its independent registered public accounting firm and the company's Chief Ethics and Compliance Officer;

CH2M 2017 Proxy Statement    15

•
Establishing procedures for (a) the receipt, retention and treatment of complaints or concerns received by CH2M regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M of concerns regarding questionable accounting or auditing matters; and

•
Conferring with CH2M's independent registered public accounting firm and its internal auditors and financial officers to monitor CH2M's internal accounting methods and procedures and evaluating any recommended changes.

Compensation Committee

The Compensation Committee met six times during fiscal 2016. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Compensation Committee consists entirely of independent directors. Its responsibilities include, among other things:

•
Determining the senior executive compensation programs, including that of the Chief Executive Officer and other senior executive officers of CH2M;

•
Conducting an annual performance evaluation and setting compensation for the Chief Executive Officer;

•
Setting compensation for the other senior executives in light of their performance, after consultation with the Chief Executive Officer;

•
Overseeing the CH2M equity-based compensation and incentive plans; and

•
Managing the succession planning for the Chief Executive Officer and overseeing the succession planning for other executive officers.

The Compensation Committee has the ability to delegate its authority to a subcommittee or individual member as it deems appropriate. Additionally, the Compensation Committee also has the ability to authorize an officer of the Company to grant rights or options to employees (other than executive officers) in a manner that is in accordance with applicable law.

Committee Role in Determining Director Compensation

The Committee is responsible for reviewing and recommending compensation for independent directors. It periodically assesses the structure of the compensation for independent directors in relation to director compensation of our peer group companies. The Committee engages outside compensation consultants to advise on executive and director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits.

Committee Role in Determining Executive Compensation

The role of the Compensation Committee in determining executive compensation and the use of compensation consultants is set forth in the Compensation Discussion and Analysis that follows.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Governance and Corporate Citizenship Committee

The Governance and Corporate Citizenship Committee met four times during fiscal year 2016. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Committee's responsibilities include, among other things:

•
Directing corporate governance and continuing board education;

•
Assessing and recommending to the full Board candidates for nomination of directors;

•
Overseeing Board succession planning;

16    CH2M 2017 Proxy Statement

•
Establishing and reviewing criteria for Board membership;

•
Recommending Board committee assignments;

•
Overseeing the company's health, safety and sustainability initiatives; and

•
Establishing Board performance objectives and conducting Board performance evaluations.

Risk Committee

The Risk Committee met four times during fiscal year 2016. The Committee has a written charter, which is available on our website at http://ir.ch2m.com/corporate-governance/. The Committee's responsibilities include, among other things:

•
Reviewing and overseeing CH2M's processes and activities with respect to significant risks;

•
Reviewing CH2M's enterprise portfolio risks;

•
Reviewing CH2M's approach to project risk management and monitoring problem projects; and

•
Overseeing scenario planning for major disruptive events.

CH2M 2017 Proxy Statement    17

Certain Relationships and Related Transactions

In fiscal year 2016, CH2M had no related party transactions, other than those disclosed below. Our written Related Party Policy provides that any transaction that exceeds $120,000 between CH2M and any of our directors, executive officers or beneficial owners of at least 5% of our common stock is considered to be a "related party" transaction. The policy also provides that all related party transactions are required to be reviewed by the senior leadership team, including the Chief Executive Officer, Chief Financial Officer and the General Counsel. The Audit Committee is made aware of any related party transactions.

Transaction with Apollo

On June 24, 2015, CH2M sold 3,214,400 shares of Series A Preferred Stock for a purchase price of $200.0 million to AP VIII CH2 Holdings, L.P. ("AP VIII CH2"), an entity owned by investment funds affiliated with Apollo Global Management, LLC ("Apollo"). The sale occurred in connection with the initial closing under a subscription agreement entered between CH2M and AP VIII CH2 on May 27, 2015. On April 11, 2016, CH2M sold an additional 1,607,200 shares of Series A Preferred Stock for an aggregate purchase price of approximately $100.0 million to Apollo in a private placement. Each share of Series A Preferred Stock is convertible into shares of our common stock, and the holders of the Series A Preferred Stock are entitled to vote with the holders of our common stock as a single class on an as-converted basis on all matters presented to CH2M stockholders.

Concurrently with the initial closing under the subscription agreement, CH2M and AP VIII CH2 entered into an Investor Rights Agreement, which among other things grants AP VIII CH2 customary registration rights, preemptive rights with respect to future issuances of CH2M securities and the right to cause CH2M to pursue an IPO or initiate a process to sell itself if CH2M has not, at its option, redeemed the Series A Preferred Stock, initiated an IPO process or completed a sale of itself prior to the fifth anniversary of the initial closing. Pursuant to the Investor Rights Agreement, for so long as AP VIII CH2 continues to hold a minimum required number of the shares of Series A Preferred Stock, AP VIII CH2 also will have the right to designate two directors to our Board of Directors, which designees are currently Scott Kleinman and Antoine G. Munfakh.

18    CH2M 2017 Proxy Statement

Security Ownership of Certain Stockholders

The following table shows the number of shares of our common stock beneficially owned by any person or group known to us as of April [    •    ], 2017, to be the beneficial owner of more than 5% of our common stock.

Name and Address of Stockholder	Number of Shares		Percent of Class

Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan 9191 South Jamaica Street Englewood, CO 80112	[•]	[1]	[•]	%

AP VIII CH2 Holdings, L.P. One Manhattanville Road, Suite 201 Purchase, NY 10577	5,128,471	[2]	[•]	%

1
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan. The Trustees will vote uninstructed shares in accordance with the interests of plan participants and the plan as a whole. The Trustees will then vote plan participant instructed shares in accordance with such instructions, provided the Trustees determine they can do so in accordance with ERISA. In all events, the Trustees will comply with ERISA in voting shares.

2
This information is based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 24, 2017, by (i) AP VIII CH2 Holdings, L.P., a Delaware limited partnership ("AP VIII CH2"), (ii) CH2 Holdings GP, LLC, a Delaware limited liability company ("CH2 Holdings GP"), (iii) Apollo Investment Fund VIII, L.P., a Delaware limited partnership ("AIF VIII"), (iv) Apollo Management VIII, L.P., a Delaware limited partnership ("Management VIII"), (v) AIF VIII Management, LLC, a Delaware limited liability company ("AIF VIII LLC"), (vi) Apollo Management, L.P., a Delaware limited partnership ("Apollo Management"), (vii) Apollo Management GP, LLC, a Delaware limited liability company ("Apollo Management GP"), (viii) Apollo Management Holdings, L.P., a Delaware limited partnership ("Management Holdings"), and (ix) Apollo Management Holdings GP, LLC, a Delaware limited liability company ("Management Holdings GP"), which reported that they had shared voting and dispositive power with respect to an aggregate of 5,128,471 shares of our common stock consisting of 4,821,600 shares of common stock issuable upon conversion of the shares of Preferred Stock held by AP VIII CH2 and 306,871 shares of common stock issuable with respect to dividends on the Preferred Stock that had accrued as of December 31, 2016 but had not been paid. The principal address of each of AP VIII CH2, CH2 Holdings GP and AIF VIII is One Manhattanville Road, Suite 201, Purchase, New York 10577. The principal address of each of Management VIII, AIF VIII LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, 43rd Floor, New York, New York 10019.

Security Ownership of Directors, Director Nominees and Executive Officers

The following table sets forth information as of April [    •    ], 2017, as to the beneficial ownership of our equity securities by (a) each director and director nominee of CH2M, (b) each "named executive officer" of CH2M and (c) all our current directors and executive officers as a group. None of the individuals listed below beneficially owned more than 1% of the outstanding shares of CH2M. As a group, all of our current directors and executive officers beneficially

CH2M 2017 Proxy Statement    19

owned approximately [    •    ]% of the outstanding shares of CH2M, including stock options exercisable within 60 days of April [    •    ], 2017.

Name of Beneficial Owner	Common Stock Held Directly[1]	Common Stock Held Indirectly[2]	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership

Malcolm Brinded	[•]	[•]	[•]	[•]

Lisa Glatch	[•]	[•]	[•]	[•]

Jacqueline C. Hinman	[•]	[•]	[•]	[•]

Charles O. Holliday, Jr.	[•]	[•]	[•]	[•]

W. Blakely Jeffcoat	[•]	[•]	[•]	[•]

Scott Kleinman	[•]	[•]	[•]	[•]

Gary L. McArthur	[•]	[•]	[•]	[•]

Thomas M. McCoy	[•]	[•]	[•]	[•]

Gregory T. McIntyre	[•]	[•]	[•]	[•]

Antoine G. Munfakh	[•]	[•]	[•]	[•]

Georgia R. Nelson	[•]	[•]	[•]	[•]

Thomas L. Pennella	[•]	[•]	[•]	[•]

Terry A. Ruhl	[•]	[•]	[•]	[•]

Matthew Sutton	[•]	[•]	[•]	[•]

Janet Walstrom	[•]	[•]	[•]	[•]

Barry L. Williams	[•]	[•]	[•]	[•]

All current directors and executive officers as a group (16 people)	[•]	[•]	[•]	[•]

1
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

2
Includes common stock held through the CH2M HILL Retirement and Tax-Deferred Savings Plan trust and the CH2M HILL Deferred Compensation Plan trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. These executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by the reporting persons. Based on our records, we believe that all Section 16(a) reporting requirements related to CH2M directors, executive officers and holders of more than 10% of our common stock were timely fulfilled during fiscal year 2016.

20    CH2M 2017 Proxy Statement

Equity Compensation Plan Information

The following information is provided as of December 30, 2016, with respect to compensation plans pursuant to which CH2M may grant equity awards to eligible persons. Please see Note 15 to the Consolidated Financial Statements, contained in CH2M's Annual Report on Form 10-K for the fiscal year ended December 30, 2016, for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)		(b)	(c)
Equity compensation plans approved by security holders[1]	2,397,074	[3]	$58.90	12,203,385	[4]

Equity compensation plans not approved by security holders[2]	271	[5]	$46.83	—	[6]

Total	2,397,345		$58.90	12,203,385

1
The equity compensation plans approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan and the CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan as amended and restated effective January 1, 2004 (PDSPP).

2
The equity compensation plans not approved by stockholders include the CH2M HILL Companies, Ltd. Amended and Restated Short-Term Incentive Plan effective January 1, 2012 and the CH2M HILL Companies, Ltd. Amended and Restated Long Term Incentive Plan effective January 1, 2011.

3
Consists of 2,397,074 outstanding stock options. These stock options were granted prior to December 30, 2016.

4
Includes 1,810,235 shares reserved for future issuance under the 2009 Stock Option Plan and 10,393,150 shares available for purchase under the PDSPP.

5
Includes 271 shares issued under the Short-Term Incentive Plan and the Long Term Incentive Plan paid or to be paid in 2017. These shares were earned in 2016.

6
Shares available for future issuance under the Long Term and Short-Term Incentive Plans (excluding shares reflected in column (a)) are not determinable until the end of each year.

CH2M 2017 Proxy Statement    21

Executive Compensation

Compensation Discussion and Analysis

In this section we provide an overview of our executive compensation philosophy and objectives, as well as detailed information about the compensation and benefit programs for our CEO and other Named Executive Officers (NEOs) in 2016. Our 2016 NEOs are as follows:

•
Jacqueline C. Hinman, Chief Executive Officer, President and Chairman of the Board of Directors.

•
Gary L. McArthur, Executive Vice President and Chief Financial Officer.

•
Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary.

•
Gregory T. McIntyre, Executive Vice President and State and Local Client Sector President.

•
Matthew Sutton, Executive Vice President and Private Client Sector President.

Mr. Sutton joined CH2M on March 14, 2016 and is an NEO due to his new-hire incentives. In order to recruit Mr. Sutton to CH2M and offset incentive compensation that he forfeited with his prior employer, CH2M provided Mr. Sutton with a one-time $300,000 cash employment incentive to be paid over two years, a one-time stock option grant of 8,000 options, and a one-time restricted stock award of 10,313.835 shares to be granted in three separate installments over three years. Accordingly, in 2016, Mr. Sutton received a $150,000 cash employment incentive, 8,000 stock options, and 3,437.945 shares of restricted stock with a grant-date value of $209,405 and a one-year cliff vesting schedule. These awards are disclosed in the Summary Compensation Table at the end of this narrative.

Executive Summary

CH2M leads the professional services industry in providing sustainable solutions for complex development challenges. We combine world-renowned thought leadership and services in engineering, design, technology, sciences and project management to deliver iconic infrastructure and innovative developments for public-and private-sector clients around the world. CH2M's business is differentiated by the values and culture embedded in the firm. These values are exemplified by our people and delivered when we connect uncommon client-centricity and inclusive stakeholder collaboration to achieve greater social, environmental and economic outcomes in the work that we perform, for sustainable value creation.

2016 Company Performance Highlights

With flat revenue of $5.24 billion in 2016, we continued efforts in our client-centric strategy to position CH2M for profitable, organic growth. While we managed reasonably well through the effects of the prolonged oil and gas slump that weighed on our industry, we also had to absorb additional charges for two fixed-price legacy projects — a contract to design and construct roadway improvements on a tollway in the southwestern United States and a Power Engineer-Procure-Construct (EPC) joint venture to engineer, procure, construct and start-up a combined cycle power plant to supply power to a large liquefied natural gas facility in Australia. Those charges, which together amounted to $275 million, offset progress we made to expand revenue and margin in our core, continuing business. We finished the year with $15 million in net income.

In October 2016, we launched plans to realign our organization to a new client-centric operating model, establishing a simplified structure and governance aligned to three client sectors: National governments; State and local governments; and the Private sector. This new operating model also prompted a number of management changes, and positions us to derive greater revenue from a more attractive, profitable mix of services that differentiate our firm.

22    CH2M 2017 Proxy Statement

A few months since, we're on-track to realize annual savings of approximately $100 million. In the fourth quarter of 2016, we achieved a $30 million reduction in selling, general and administrative (SG&A) costs, and a 73-percent improvement in operating income. Also in the fourth quarter, the consortium of companies serving the fixed-price Power EPC project terminated that contract based on the client's refusal to fulfill its obligations. We expect a lengthy, multiyear arbitration process to follow, and therefore do not foresee any further material effect on the firm in the near term. Finally, we expect to complete the fixed-price tollway project this year.

All of these developments — a unique new operating model; our growing, higher-margin portfolio of core business; and the wind down of our two fixed-price projects — position CH2M for improved performance in 2017.

Compensation Philosophy

Our executive compensation programs are designed to attract and retain our senior executives, and motivate them to achieve CH2M's short- and long-term operational and financial goals in the best long-term interest of CH2M's stockholders.

Our compensation philosophy is based on two fundamental principles: competitive market compensation and pay-for-performance:

•
Competitive Market Compensation.  CH2M pays its executives and other employees compensation that compares to compensation paid by industry peers because the market for qualified executives and employees in our industry is highly competitive. We also evaluate competitive pay practices among general industry companies of similar size, complexity and performance because certain executives may be drawn from this broader market. We target all elements of our compensation programs to provide compensation opportunity at the median of our peer companies and/or general industry. Actual payouts under these programs can be above or below the median based on CH2M's performance and each executive's individual performance.

•
Pay-for-Performance.  We align the interests of our executives and employees with the interests of our stockholders by paying for performance against agreed upon goals that tie with CH2M's short- and long-term objectives and strategic plans. We place a substantial portion of our executive officers' compensation at-risk, whereby total compensation over time depends on each executive's performance against established goals and on the overall performance of the company. Furthermore, a significant portion of all executives' compensation is provided in the form of CH2M stock, stock options, and restricted stock, which tie the total value of the compensation opportunity to CH2M's overall stock performance. Approximately 77 percent of the 2016 target compensation for our NEOs was linked to CH2M financial performance, individual performance, and stock price performance.

The long-term incentive awards granted to our executive officers are aligned to the strategic goals and long-term financial performance of CH2M, in line with our pay-for-performance philosophy. These long-term incentives also help retain executives over time and provide a means by which executives can meet our stock ownership guidelines.

One of our main objectives is to make sure that CH2M's compensation policies and practices for its employees and its executive officers optimize CH2M's performance without encouraging unreasonable risks or incentivizing behavior which may result in a material adverse effect on the company.

We review our compensation philosophy and objectives annually, bearing in mind our performance against company goals and the performance of our peer companies. This process takes into account market risks and opportunities as well as the economic environment. We revise our compensation practices, as appropriate, to focus on our strategic goals and objectives, and our requirements in recruiting and retaining leadership talent.

Pay for Performance

Based on the competitive market analysis performed by Sibson Consulting, our compensation consultant in 2015, and reviewed by the Compensation Committee in December 2015, the 2016 total target compensation for our Named Executive Officers ranged from 85% to 112% of market median, respectively, consistent with differences in experience,

CH2M 2017 Proxy Statement    23

overall qualifications and performance. The analysis performed by Sibson was validated by Farient Advisors, our compensation consultant as of March 2016 (see Independent Compensation Consultant section below for more detail).

The charts below illustrate how the total target compensation for our NEOs includes a substantial portion of variable (performance-based, and therefore "at risk") compensation. "Fixed" compensation refers to base salary and "variable" compensation refers to performance-based pay, which is the aggregate of performance-based restricted stock, common stock under the Long Term Incentive Plan ("LTIP"), stock options, and Annual Incentive Plan ("AIP") cash awards. "Cash" compensation refers to base salary and AIP awards, and "equity" compensation refers to performance-based restricted stock, common stock awarded under the LTIP, and stock options.

In 2016, 65% of Ms. Hinman's target total compensation was equity-based and 84% was variable, and the average across all five NEOs was 56% equity-based and 77% variable.

2016 TARGET COMPENSATION — CEO — CASH/EQUITY TARGET PAY MIX	2016 TARGET COMPENSATION — CEO — FIXED/VARIABLE PAY MIX

2016 TARGET COMPENSATION — ALL NEOS — CASH/EQUITY TARGET PAY MIX	2016 TARGET COMPENSATION — ALL NEOS — FIXED/VARIABLE PAY MIX

24    CH2M 2017 Proxy Statement

The proportions of fixed versus variable, and cash versus equity, of total compensation remained largely unchanged in 2017 versus 2016, with slight adjustments based on market data and individual reward decisions.

2017 TARGET COMPENSATION — CEO — CASH/EQUITY TARGET PAY MIX	2017 TARGET COMPENSATION — CEO — FIXED/VARIABLE PAY MIX

2017 TARGET COMPENSATION — ALL NEOS — CASH/EQUITY TARGET PAY MIX	2017 TARGET COMPENSATION — ALL NEOS — FIXED/VARIABLE PAY MIX

Governance, Decision Makers, and Roles and Responsibilities

Stockholder Engagement and Say on Pay

In 2015, we launched new stockholder communication initiatives to provide more information and user-friendly access to CH2M's ownership program and company performance. These initiatives include:

•
A dedicated CH2M investor relations website at ir.ch2m.com, which provides easy, public access to company news, SEC filings and other information relevant to stockholders and other stakeholders, all of whom may register to receive notifications of updates and events, and may submit questions via the website.

•
A reformatted quarterly earnings report with key financial results summarized in an easy-to-read format. The report is posted on our investor website, available to stockholders and the general public.

•
Quarterly stockholder update calls hosted by the CEO and CFO. These calls provide updates on company performance and the stock program, and address stockholder questions. The calls are recorded, and made available for replay on the investor website to anyone.

CH2M provided stockholders a non-binding advisory "say-on-pay" vote on its executive compensation at its 2014 annual meeting of stockholders. Stockholders supported the compensation of our NEOs as disclosed in the proxy statement for the 2014 meeting, with the proposal receiving support of approximately 82% of the votes cast. Our stockholders are being asked to consider non-binding, advisory "say-on-pay" and "say-when-on-pay" proposals at the annual meeting,

CH2M 2017 Proxy Statement    25

which appear as Proposal 3 and Proposal 4 in this proxy statement. The Compensation Committee will continue to consider the outcome of the "say on pay" votes when making executive compensation decisions.

Governance Practices

The table below summarizes the practices that CH2M incorporates into its compensation programs, as well as practices we do not engage in.

Practices CH2M Uses

✓ Pay for performance — 77% of 2016 target compensation for NEOs was performance-based. In addition, a significant portion of NEO target compensation is "at risk"	✓ Compensation Committee comprised of independent Directors providing oversight and approval of NEO compensation
✓ Independent compensation consultant	✓ NEO change of control agreements have a double trigger, meaning payments are only made if the employee suffers a covered termination within two years following a change in control.
✓ Benchmarking based on market data for peer companies and general industry	✓ Capped incentive payouts — 200% of target for AIP and LTIP
✓ Regular stockholder communications and quarterly calls	✓ Executive stock ownership guidelines

Practices CH2M Does NOT Use

✗ No employment agreements	✗ No cash perquisite allowance, country club fees, company planes or executive property such as cars or homes
✗ No executive re-pricing of under-water options	✗ No defined benefit pension (frozen in late 1993/early 1994). Replaced by market-competitive defined contribution executive retirement plan for senior executives only
✗ No tax gross-ups on cash compensation of any kind, including change of control payments	✗ No hedging of executive equity awards and holdings

Roles and Responsibilities

Our compensation programs include close Board oversight, strong governance practices and alignment with stockholder interests. To ensure our executives are rewarded appropriately for performance and not incented to take risks which exceed our risk tolerance, our compensation practices also reflect prudent risk management principles. The Compensation Committee, whose Chair also chairs our Risk Committee, regularly monitors our programs to ensure they remain aligned with compensation best practices, regulatory requirements and feedback from our stockholders.

26    CH2M 2017 Proxy Statement

Compensation Committee

Our Board of Directors delegates the responsibility for determination and oversight of executive officers' compensation to its Compensation Committee, which is comprised entirely of independent Directors. This Committee determines total compensation for the Chief Executive Officer based on her performance, the company's performance, and input the Committee receives from its independent compensation consultant. Based on market data provided by the compensation consultant, the Committee also reviews the CEO's compensation recommendations for the other Named Executive Officers and other key executives and ultimately approves such compensation. In addition, the Committee recommends, for Board consideration and approval, compensation for independent members of the Board of Directors, and also reviews and approves the equity-based and cash-based incentive compensation plans designed to drive the company's strategic, operational and financial objectives.

Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant to assist it in performing its responsibilities. In 2016, the Compensation Committee made a change to our compensation consultant and retained the services of Farient Advisors, LLC ("Farient"). At the request of the Committee, Farient updates the annual compensation assessment for the CEO and other executive officers. This review provides a comprehensive assessment of the various components of our executive compensation programs against relevant market compensation data and practices from our peer companies and the general industry, as well as a recommended compensation range for our CEO and reference compensation ranges for our other executive officers. The Compensation Committee uses this information to consider and set compensation for the CEO and to review the CEO's recommendations for other executive officers' compensation. As part of this process, Farient also provides compensation data for other key executives and managers at peer companies, which are used by the company in considering compensation levels. In addition, Farient conducts an annual review of our peer companies to ensure they are appropriate for our annual compensation assessment, and also performs a sensitivity analysis of our incentive plans to ensure that the risk-reward relationship between performance and awards is aligned to the company's strategy and does not represent undue risk for the business.

In 2016, the Compensation Committee carefully considered Farient's independence and all the services that Farient provides to CH2M's management, and determined that Farient's services to the company did not impair its independence because, among other reasons, the value of compensation that Farient derives from such services was not significant to its business.

CEO/Executive Management

CH2M's Chief Executive Officer reviews compensation data and analysis for all other executive officers, including the information provided by the independent compensation consultant. The CEO considers each component of executive compensation and determines how these components should be used to provide appropriate total compensation that motivates executive officers to optimize CH2M's short- and long-term operational and financial results in the best interest of CH2M's stockholders. The CEO then provides an overview of performance and accomplishments for each executive officer, and makes recommendations to the Compensation Committee about the compensation levels and structure that the CEO deems appropriate. The CEO's recommendations are influential but not dispositive in the determinations of the Committee.

Benchmarking and Peer Companies

The Compensation Committee uses market data as a primary tool in establishing compensation for the Chief Executive Officer and the Board of Directors, and in reviewing the CEO's recommendations for compensation of other executive officers and then making its determinations.

In establishing 2016 compensation, the Compensation Committee reviewed total compensation information from general industry survey data, as well as proxy data for twelve peer companies based on analysis prepared by Sibson Consulting. In considering which peer companies to include for this review, the Committee instructed Sibson to include companies of similar complexity that compete with CH2M for executive talent in our industry and our geographic

CH2M 2017 Proxy Statement    27

markets. Sibson used regression analysis to adjust for differences in company size when performing its compensation market review. The Committee believes that the reference group of peer companies set forth below was appropriate for its compensation analysis. Compared with the peers used for the analysis of 2015 compensation, there were two changes: URS was removed due to its merger with AECOM, and Foster Wheeler was re-named AMEC Foster Wheeler due to its acquisition by AMEC.

Peer Company	2015 Revenue (in millions)	2015 Rank

Fluor	$18,114	1

AECOM	$17,990	2

Chicago Bridge & Iron	$12,930	3

Jacobs Engineering	$12,115	4

AMEC Foster Wheeler	$8,045	5

EMCOR Group	$6,719	6

KBR, Inc.	$5,096	7

McDermott	$3,070	8

Granite Construction	$2,371	9

Tetra Tech	$1,719	10

BWX Technologies	$1,416	11

Willbros Group, Inc.	$909	12

Peer Median	$5,907

CH2M	$5,362

In May 2016, the Compensation Committee approved a number of changes to the peer group based on Farient's analysis and recommendations. There were significant changes to the peer group due to continued consolidation in the construction and engineering industry. In addition, the new peer group better reflects our core business strategy, including a stronger global presence and less of an emphasis on construction firms due to our decision in 2014 to discontinue most of our Engineer-Procure-Construct (EPC) and Design-Build (DB) work. The following companies were removed from the peer group: EMCOR Group, Granite Construction, McDermott, and Willbros Group, Inc. In addition,

28    CH2M 2017 Proxy Statement

the following companies were added to the peer group: Arcadis, WS Atkins, SNC-Lavalin Group, Inc., Stantec, Worley Parsons, and WSP Global, Inc.

Peer Company	2015 Revenue (in millions)	2015 Rank

Fluor	$18,114	1

AECOM	$17,990	2

Chicago Bridge & Iron	$12,930	3

Jacobs Engineering	$12,115	4

AMEC Foster Wheeler	$8,045	5

SNC-Lavalin Group Inc.	$6,910	6

WorleyParsons Limited	$6,732	7

KBR, Inc.	$5,096	8

WSP Global Inc.	$4,371	9

ARCADIS NV	$3,714	10

WS Atkins plc	$2,610	11

Tetra Tech, Inc.	$1,719	12

Stantec Inc.	$1,711	13

BWX Technologies, Inc	$1,416	14

Peer Median	$5,914

CH2M	$5,362

The revised peer group, along with general industry survey data, was used in the analysis for the 2017 compensation recommendations for the NEOs.

Key Elements of Compensation

The key elements of the total compensation awarded to our Named Executive Officers in 2016 include: base salary, a cash-based annual incentive award, and equity-based long-term incentives consisting of common stock, stock options and restricted stock as summarized in the below table. We also offer market-competitive benefits and select perquisites.

CH2M 2017 Proxy Statement    29

Pay Element	Primary Objective	Factors Increasing or Decreasing Reward	Target Pay Position Relative to Peer Group	Type of Compensation and Time Horizon

Base Salary	Pay individuals for their roles, responsibilities, experience, and performance	• Performance against objectives • Individual responsibilities and experience level • Competitive pay within the range	The Committee targets peer median pay in determining base salary	Fixed (not at risk); no time horizon

Benefits and Perquisites	Provide benefits competitive with the market and our peer group to attract and retain executives	• Position	Competitive executive benefits	Fixed (not at risk); no time horizon

Supplemental Executive Retirement & Retention Plan	Provide a non-qualified, defined contribution retirement benefit to attract and retain executives	• Age at date of hire	Competitive executive benefits	Fixed (not at risk); time horizon varies — a portion has a rolling vesting schedule and a portion cliff vests at age 65

Annual Incentive Plan (AIP)	Motivate and reward achievement of annual financial objectives and individual performance goals	• Company earnings against Annual Business Plan • New Gross Margin In (NGMI) against Annual Business Plan • Achievement of individual performance goals	Target median total cash compensation for target performance	Variable (at risk); one-year time horizon

Long-Term Incentive Plan (LTIP)	Motivate and reward achievement of long-term goals and increased stockholder value over a three-year period	• Three-year, cumulative EBITDA • Three-year, cumulative NGMI	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon

Stock Options	Incentivize focus on longer term strategic goals and creation of stockholder value	• Change in stock price	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon for full vesting

Restricted Stock	Motivate and reward achievement of specified financial goals	• Change in stock price • Cumulative EBITDA	Total potential value is targeted at market median to provide competitive total direct compensation against our peer group	Variable (at risk); three-year time horizon for vesting

30    CH2M 2017 Proxy Statement

Base Salary

We provide our NEOs with an annual base salary that we believe is appropriate for their responsibilities, experience, and the complexity and strategic impact of their roles. Each role has a market-competitive range based on peer and survey data as determined by the Compensation Committee with input from its independent compensation consultant. The position of the executive within the range for their role is based on their relative experience and impact.

The Compensation Committee reviewed the salaries for the NEOs and the competitive market data at the December 2015 Compensation Committee meeting, and made adjustments based on the market position of each executive. The Committee conducted a similar review at the December 2016 Board meeting and adjusted Mr. McIntyre's salary based on his new role as Client Sector President as well as his relative experience and critical role as a senior corporate leader.

Annual salaries for 2015, 2016, and 2017 are summarized in the below table.

NEO	2015 Annual Salary	2016 Annual Salary	2015-16 % Change	2017 Annual Salary	2016-17 % Change

Hinman	$900,000	$1,000,000	11.1%	$1,000,000	0%

McArthur	$580,000	$600,000	3.4%	$600,000	0%

McCoy	$500,000	$520,000	4.0%	$520,000	0%

McIntyre	$450,000	$480,000	6.7%	$550,000	14.6%

Sutton	N/A	$450,000	N/A	$450,000	0%

Annual Incentive Plan

The Annual Incentive Plan (AIP) is our performance-based, short-term incentive program, and comprises a portion of each NEO's variable ("at risk") compensation. Both enterprise and individual performance are factored into each AIP. A new plan is established each year and the Compensation Committee approves the plan's performance goals as well as the target incentive award for each NEO. The performance period is from January 1 through December 31, and final determination of awards is made at the Compensation Committee meeting in February following the end of the performance period. Awards are typically paid in 100 percent cash in keeping with market practice.

To ensure a focus on both profitability and future business growth, the two primary goals for the 2016 plan were enterprise earnings before bonus and taxes (EBBT) and New Gross Margin In (NGMI), a measure of net revenue from new contracts, with the earnings goal weighted at 75% and the NGMI goal weighted at 25%. After enterprise performance results are used to adjust awards up or down from the target, each participant's individual modifier is applied to calculate the final award payout. The individual modifier reflects, amongst other factors, individual performance relative to annual goals and individual contribution to the attainment of strategic objectives.

For the plan to pay out, at least one of the two goals must meet its 70% threshold. Performance below a goal's minimum threshold results in a 0% payout for that goal. The maximum payout is 200%.

In February 2017, the Compensation Committee approved award payouts under the 2016 AIP for all participants based on the company having met the minimum threshold under the NGMI performance metric. For the CEO and other 162(m) covered employees, including Ms. Hinman, Mr. McCoy, Mr. McIntyre and Mr. Sutton, awards under the 2016 AIP would have been tax deductible for the company only upon the achievement of the EBBT performance metric. The Compensation Committee understood the need to continue to incentivize the 162(m) covered employees to continue working to increase stockholder value by achieving growth and profitability, and therefore approved their cash award associated with the achievement of the NGMI metric that triggered awards to AIP participants for the 2016

CH2M 2017 Proxy Statement    31

performance year. Since these awards are technically outside of the 162(m) constraints, they were provided as discretionary cash awards as follows:

NEO	2016 AIP Target %	2016 AIP Target $	AIP Award Paid March 2017	Discretionary Award Paid March 2017

Hinman	120%	$1,200,000	$0	$266,399

McArthur*	90%	$540,000	$119,880	$0

McCoy	80%	$416,000	$0	$92,351

McIntyre	80%	$384,000	$0	$85,248

Sutton	60%	$270,000	$0	$59,940

*
The CFO is not considered a "covered employee" for 162(m) purposes

The 2017 AIP target awards for the NEOs were approved at the December 2016 Compensation Committee meeting, and the 2017 AIP performance goals were approved at the February 2017 meeting. The performance goals are free cash flow (FCF) and New Gross Margin In (NGMI), with a threshold performance equal to 70% of target performance, and a 200% of target award maximum payout. The 2017 NEO target awards are summarized as follows:

NEO	2017 Base Salary	2017 AIP Target %	2017 AIP Target $

Hinman	$1,000,000	140%	$1,400,000

McArthur	$600,000	90%	$540,000

McCoy	$520,000	80%	$416,000

McIntyre	$550,000	85%	$467,500

Sutton	$450,000	60%	$270,000

Ms. Hinman's and Mr. McIntyre's target awards were increased based on the competitive market analysis conducted by Farient and reviewed by the Compensation Committee in December 2016.

Long-Term Incentive Compensation

The long-term component of our incentive compensation is intended to motivate our executives to focus on long-term goals and increase stockholder value, and comprises a portion of each NEO's variable ("at risk") compensation. For 2016, long-term incentive (LTI) compensation included the Long-Term Incentive Plan (LTIP) and annual stock option and restricted stock grants. The mix between these components varies depending on the job level of each executive.

In December 2015, the Compensation Committee approved the 2016 long-term incentive targets for the NEOs. Similarly, at the December 2016 Compensation Committee meeting, the 2017 long-term incentive targets were reviewed and

32    CH2M 2017 Proxy Statement

approved. There was no change to the target awards as a percent of salary from 2016 to 2017. The 2015, 2016 and 2017 total long-term incentive target awards are summarized as follows:

NEO	2015 Annual Salary	2015 Total LTI Target %	2015 Total LTI Target $	2016 Annual Salary	2016 Total LTI Target %	2016 Total LTI Target $	2017 Annual Salary	2017 Total LTI Target %	2017 Total LTI Target $

Hinman	$900,000	330%	$2,970,000	$1,000,000	400%	$4,000,000	$1,000,000	400%	$4,000,000

McArthur	$580,000	240%	$1,392,000	$600,000	240%	$1,440,000	$600,000	240%	$1,440,000

McCoy	$500,000	135%	$675,000	$520,000	150%	$780,000	$520,000	150%	$780,000

McIntyre	$450,000	150%	$675,000	$480,000	160%	$768,000	$550,000	160%	$880,000

Sutton	N/A	N/A	N/A	$450,000	105%	$472,500	$450,000	105%	$472,500

For 2015 and 2016, the total LTI targets comprise both the LTIP target as well as the target for the annual stock option and restricted stock grants, both of which are discussed more fully in the sections below. For 2017, the total LTI target includes the target for the re-designed 2017 LTIP also discussed more fully below.

2014, 2015, and 2016 Long-Term Incentive Plans (LTIPs)

The 2014, 2015 and 2016 LTIPs each have three-year performance periods, and final determination of awards is made at the Compensation Committee meeting in February after the end of the performance period. The plan beginning in 2014 was completed at the end of 2016, and the plans beginning in 2015 and 2016 continue to run. Awards are typically paid 100 percent in unrestricted CH2M common stock.

The Compensation Committee approves the performance goals for each plan as well as the target incentive for each NEO. Whereas the Annual Incentive Plan typically has enterprise and individual performance criteria, the LTIP utilizes enterprise performance goals only. Although the specific goals for the 2014, 2015, and 2016 plans vary slightly, each plan has an earnings goal and gross margin goal to ensure a focus on both profitability and future revenue growth.

The goals and performance periods for the 2014, 2015, and 2016 LTIPs are summarized as follows:

Plan Cycle	Performance Goals & Weightings	Performance Period	Grant Timing

2014	Cumulative earnings (80%) and Year-End Gross Margin Backlog CAGR (20%)	Jan. 1 2014 — Dec. 31, 2016	Mar. 2017

2015	Cumulative earnings (60%) and Cumulative New Gross Margin In (40%)	Jan. 1 2015 — Dec. 31, 2017	Mar. 2018

2016	Cumulative earnings (60%) and Cumulative New Gross Margin In (40%)	Jan. 1 2016 — Dec. 31, 2018	Mar. 2019

CH2M 2017 Proxy Statement    33

The target awards for the 2014, 2015 and 2016 LTIPs are summarized as follows:

NEO	2014 Base Salary	2014 LTIP Target %	2014 LTIP Target $	2015 Base Salary	2015 LTIP Target %	2015 LTIP Target $	2016 Base Salary	2016 LTIP Target %	2016 LTIP Target $

Hinman	$900,000	230%	$2,070,000	$900,000	230%	$2,070,000	$1,000,000	280%	$2,800,000

McArthur	$580,000	110%	$638,000	$580,000	110%	$638,000	$600,000	110%	$660,000

McCoy	$500,000	75%	$375,000	$500,000	75%	$375,000	$520,000	75%	$390,000

McIntyre	$400,000	65%	$260,000	$450,000	75%	$337,500	$480,000	80%	$384,000

Sutton*	N/A	N/A	N/A	N/A	N/A	N/A	$450,000	65%	$292,500

*
Mr. Sutton was not an employee in 2014 or 2015.

The Compensation Committee determined during its February 2017 meeting that the goals for the 2014 LTIP (for the 2014-2016 program period) were not met, and as a result there was no payout to participants. The two performance metrics combined must meet a 50% minimum result for payment under the plan, and performance was below the minimum threshold for each goal.

NEO	2014 LTIP Target %	2014 LTIP Target $	Final Award

Hinman	230%	$2,070,000	$0

McArthur	110%	$638,000	$0

McCoy	75%	$375,000	$0

McIntyre	65%	$260,000	$0

Sutton*	N/A	N/A	N/A

*
Mr. Sutton was not an employee in 2014 and thus not a participant in the 2014 LTIP.

Annual Stock Option and Restricted Stock Grants

In 2016 and prior years, in addition to target awards under the Long-Term Incentive Plan and the Annual Incentive Plan, our executive officers received annual stock option and restricted stock grants that comprised the third major portion of their variable ("at risk") compensation. The total grant amount was calculated as a percentage of base salary, which was then divided into 75% stock options and 25% restricted stock. The Compensation Committee approved the equity target for each NEO.

Stock options were granted to our executives to provide an attractive incentive to focus on our longer term strategic goals and create stockholder value. Grants were made with the strike price equal to the stock price in effect on the grant date. They vest 25% on the first anniversary of the grant date, 25% on the second anniversary, and 50% on the third anniversary, and expire after five years. Although we are required to reflect compensation expense for stock options pursuant to applicable accounting rules, the granted stock options only have realized value to the executive to the extent that our stock price increases during the term of the stock options.

Restricted stock was granted to our executives to motivate and reward them for the achievement of specified financial goals. Each annual grant had a three-year cliff vesting schedule and a performance feature that could increase or decrease the number of shares that ultimately vest after the restricted period has ended. Although the performance targets for the outstanding grants varied slightly, each restricted stock grant had an EBITDA (earnings before interest, taxes, depreciation and amortization) goal to ensure a focus on profitability. Final determination of awards will be made at the Compensation Committee meeting in February following the end of each three-year performance period.

34    CH2M 2017 Proxy Statement

The grant date values of the equity awards (including both restricted stock and stock options) granted in 2014, 2015 and 2016 are as follows:

NEO	2014 Base Salary	2014 Equity Target %	2014 Equity Target $	2015 Base Salary	2015 Equity Target %	2015 Equity Target $	2016 Base Salary	2016 Equity Target %	2016 Equity Target $

Hinman	$900,000	100%	$900,000	$900,000	100%	$900,000	$1,000,000	120%	$1,200,000

McArthur	$580,000	130%	$754,000	$580,000	130%	$754,000	$600,000	130%	$780,000

McCoy	$500,000	60%	$300,000	$500,000	60%	$300,000	$520,000	75%	$390,000

McIntyre	$400,000	30%	$120,000	$450,000	75%	$337,500	$480,000	80%	$384,000

Sutton	N/A	N/A	N/A	N/A	N/A	N/A	$450,000	40%	$180,000

The grant date values, strike prices, and number of options for the 2014, 2015 and 2016 annual stock option grants are as follows:

NEO	2014 Grant Date Option Value	2014 Strike Price	2014 Number of Options**	2015 Grant Date Option Value	2015 Strike Price	2015 Number of Options**	2016 Grant Date Option Value	2016 Strike Price	2016 Number of Options**

Hinman	$675,000	$69.43	24,305	$675,000	$47.86	35,259	$900,000	$62.89	35,777

McArthur*	$565,500	$60.20	23,484	$565,500	$47.86	29,539	$585,000	$62.89	23,255

McCoy*	$225,000	$60.20	9,344	$225,000	$47.86	11,753	$292,500	$62.89	11,627

McIntyre	$90,000	$69.43	3,241	$253,125	$47.86	13,222	$288,000	$62.89	11,449

Sutton*	N/A	N/A	N/A	N/A	N/A	N/A	$135,000	$60.91	5,541

*
The 2014 grants for Messrs. McArthur and McCoy were issued in August and September, respectively, shortly after their dates of hire. The other 2014 NEO grants were issued in February. The 2016 grant for Mr. Sutton was issued in May shortly after his date of hire. The other 2016 NEO grants were issued in February.

**
The Black Scholes model is referenced for determining the value of stock options and calculating the number of options to issue. Our methodology is validated periodically through an assessment of the Black Scholes factor used by our peers.

The grant date values, grant share prices, and number of shares for the 2014, 2015 and 2016 annual restricted stock grants are as follows:

NEO	2014 Grant Date Value	2014 Share Price	2014 Number of Shares	2015 Grant Date Value	2015 Share Price	2015 Number of Shares	2016 Grant Date Value	2016 Share Price	2016 Number of Shares

Hinman	$225,000	$69.43	3,241	$225,000	$47.86	4,701	$300,000	$62.89	4,770

McArthur*	$188,500	$60.20	3,131	$188,500	$47.86	3,939	$195,000	$62.89	3,101

McCoy*	$75,000	$60.20	1,246	$75,000	$47.86	1,567	$97,500	$62.89	1,550

McIntyre	$30,000	$69.43	432	$84,375	$47.86	1,763	$96,000	$62.89	1,526

Sutton*	N/A	N/A	N/A	N/A	N/A	N/A	$45,000	$60.91	739

*
The 2014 grants for Messrs. McArthur and McCoy were issued in August and September, respectively, shortly after their dates of hire. The other 2014 NEO grants were issued in February. The 2016 grant for Mr. Sutton was issued in May shortly after his date of hire. The other 2016 NEO grants were issued in February.

CH2M 2017 Proxy Statement    35

The Compensation Committee approves the performance goals for each annual restricted stock grant. The following table summarizes the goals for the 2014, 2015 and 2016 grants.

	2014		2015		2016

	EBITDA %*	Payout	EBITDA %*	Payout	Cumulative EBITDA ($M)	Payout

Threshold	4.0%	50%	4.9%	75%	$970	75%

	4.1%	75%

Target	4.4%	100%	6.5%	100%	$1,141	100%

Max	4.7%	125%	7.2%	125%	$1,198	125%

*
EBITDA as a percent of revenue.

The EBITDA % result for the 2014 grant was approved by the Compensation Committee at the February 2017 Board of Directors meeting. The result was 3.07% which equated to a 0% payout percentage. The final number of vested shares from these grants are as follows.

NEO	2014 Grant Date Value	2014 Share Price	2014 Grant Date # of Shares	Final Number of Vested Shares

Hinman	$225,000	$69.43	3,241	0

McArthur	$188,500	$60.20	3,131	0

McCoy	$75,000	$60.20	1,246	0

McIntyre	$30,000	$69.43	432	0

Sutton*	N/A	N/A	N/A	N/A

*
Mr. Sutton did not receive a 2014 grant because the grants were issued prior to his date of hire.

2017 Long-Term Incentive Plan

In 2017, in order to provide greater line of sight to performance results under the new organizational structure, the LTIP was re-designed to include two components: (1) Performance Share Units (PSUs) and (2) Restricted Stock Units (RSUs). Target LTIP awards will be divided 75% as PSUs and 25% as RSUs for all plan participants, including the NEOs.

Each LTIP participant will be awarded a target number of PSUs. The final number of shares granted will be based upon achievement against a cumulative EBIT goal over a three-year period. Depending on EBIT performance, plan participants may end up with more than their target PSU grants, or less than their target PSU grants, or no grant at all. Performance will be measured at the end of each year of the three years in the performance period and, if performance is above threshold, the plan participants will receive a restricted stock unit grant with the number of shares awarded based on performance to-date versus target. Each RSU grant will cliff vest at the end of the three-year performance period.

36    CH2M 2017 Proxy Statement

The metric and performance period for the PSU component of the 2017 LTIP are as follows:

Plan Year	Performance Goals & Weightings	Performance Period	Grant Timing*

2017	Cumulative EBIT (100%)	Jan. 1 2017 – Dec. 31, 2019	Mar. 2018, Mar. 2019, Mar. 2020

*
Grants are contingent upon performance to date against the target cumulative EBIT.

In addition to PSUs, plan participants will also receive RSUs of a value equal to 25% of their target LTIP awards. All PSUs and RSUs, including shares that are earned through the PSU component of the LTIP at the end of 2017 and 2018, will vest in 2020.

The target awards for the 2017 LTIP are as follows:

NEO	2017 Base Salary	2017 LTIP Target %	2017 LTIP Target $	PSU Value at Grant	RSU Value at Grant

Hinman	$1,000,000	400%	$4,000,000	$3,000,000	$1,000,000

McArthur	$600,000	240%	$1,440,000	$1,080,000	$360,000

McCoy	$520,000	150%	$780,000	$585,000	$195,000

McIntyre	$550,000	160%	$880,000	$660,000	$220,000

Sutton	$450,000	105%	$472,500	$354,375	$118,125

2016 and 2017 NEO Compensation

We look at executive compensation in multiple ways, including (1) target total compensation, (2) realized total compensation, and (3) total compensation using the methodology required by the U.S. Securities and Exchange Commission (SEC) for the Summary Compensation Table.

The below chart highlights the primary differences between these 3 methods:

2016 Target Total Compensation	Total Compensation Realized in 2016	2016 Total Compensation in Summary Compensation Table*

2016 Base Salary	Base Salary Earned in 2016	Base Salary Earned in 2016

Target 2016 Annual Incentive (Paid in 2017)	Annual Incentive Earned for 2016 Performance (Paid in 2017)	Annual Incentive Earned for 2016 Performance (Paid in 2017)

Target 2016 Long-Term Incentive (Paid in 2019)	Long-Term Incentive Earned for 2014-2016 Performance (Paid in 2017)	Long-Term Incentive Earned for 2014-2016 Performance (Paid in 2017)

Target Value of Equity Awards Issued Under 2016 Plans	Value of Restricted Stock That Vested in 2016 and Gain on Stock Options Exercised in 2016	Grant Date Value of Restricted Stock and Stock Option Awards Issued in 2016

*
For comparison purposes, this shows only a portion of the compensation included in the Summary Compensation Table. For complete details please refer to the table at the end of this narrative.

The data we report in the Summary Compensation Table at the end of this narrative is based on the requirements of the SEC. Because all companies are required to present data in the same way in the Summary Compensation Table, the consistent format makes it easy for stockholders to make comparisons between different companies. However, we

CH2M 2017 Proxy Statement    37

believe that it is also important to look at target total compensation as well as compensation actually realized by the NEOs. Target total compensation includes a significant portion of performance-based compensation that may or may not be realized by the NEOs in future years based on company performance.

NEO Target Total Compensation

2016 Target Total Compensation

Target total compensation for the Named Executive Officers in 2016 is summarized below. As discussed above, since our incentive plans have performance criteria and performance periods with varying time horizons, the actual compensation earned can be higher or lower than target compensation in a given year.

NEO	2016 Base Salary	2016 AIP Target %	2016 AIP Target $	2016 LTIP Target %	2016 LTIP Target $	2016 Equity* Target %	2016 Equity* Target $	2016 Total $

Hinman	$1,000,000	120%	$1,200,000	280%	$2,800,000	120%	$1,200,000	$6,200,000

McArthur	$600,000	90%	$540,000	110%	$660,000	130%	$780,000	$2,580,000

McCoy	$520,000	80%	$416,000	75%	$390,000	75%	$390,000	$1,716,000

McIntyre	$480,000	80%	$384,000	80%	$384,000	80%	$384,000	$1,632,000

Sutton	$450,000	60%	$270,000	65%	$292,500	40%	$180,000	$1,192,500

*
Grant date value of annual restricted stock and stock option awards.

Based on the competitive market analysis performed by Sibson Consulting in December 2015, the 2016 total target compensation for our Named Executive Officers approximated the market median overall, with individual variation from median among NEOs reflecting differences in experience, overall qualifications and performance.

2017 Target Total Compensation

Based on the data from Farient's competitive market analysis, the Compensation Committee approved the 2017 total target direct compensation for the NEOs as follows:

NEO	2017 Base Salary	2017 AIP Target %	2017 AIP Target $	2017 LTIP Target %	2017 LTIP Target $*	2017 Total $

Hinman	$1,000,000	140%	$1,400,000	400%	$4,000,000	$6,400,000

McArthur	$600,000	90%	$540,000	240%	$1,440,000	$2,580,000

McCoy	$520,000	80%	$416,000	150%	$780,000	$1,716,000

McIntyre	$550,000	85%	$467,500	160%	$880,000	$1,897,500

Sutton	$450,000	60%	$270,000	105%	$472,500	$1,192,500

*
Target LTIP opportunity for the 2017 plan year (2017-2019 performance). The 2017 restricted stock grants comprise only a portion of this amount. The remaining amount will be issued in subsequent years depending on performance, and may be higher or lower than the target amount.

As a result of the adjustments, 2017 total target compensation continued to approximate the market median for the NEOs overall, with individual variation from median among NEOs reflecting differences in experience, overall qualifications and performance. The 2017 market position of the NEOs is based on the more recent competitive market assessment conducted by Farient using more recent market data with a revised peer group as discussed above in the Benchmarking and Peer Companies section. The Compensation Committee reviewed Farient's analysis at the December 2016 meeting and approved the compensation summarized above for the NEOs.

NEO Total Realized Compensation

In addition to total target compensation, we also track realized pay so that we can more clearly show the relationship between company performance and compensation actually realized by the NEO. Performance for variable compensation programs can result in realized compensation that is significantly higher or lower than target compensation.

38    CH2M 2017 Proxy Statement

The table below shows the primary components of the realized pay in 2016 for each NEO, including 2016 base salary, short- and long-term incentives earned in 2016, the value of restricted stock that vested in 2016, and the gain on stock options exercised in 2016.

NEO	2016 Base Salary Earned	2016 AIP Award*	2016 Discretionary Award**	2014 LTIP Award*	Value of Restricted Stock that Vested in 2016***	Gain on Stock Options Exercised in 2016	Total Realized $

Hinman	$996,156	$0	$266,399	$0	$144,021	$279,523	1,686,099

McArthur	$599,248	$119,880	$0	$0	$0	$0	719,128

McCoy	$519,231	$0	$92,351	$0	$305	$0	611,887

McIntyre	$478,848	$0	$85,248	$0	$34,497	$87,700	686,293

Sutton	$346,160	$0	$209,940	N/A	$0	$0	406,100

*
These awards are treated as 2016 compensation because they were earned in 2016 even though they weren't paid until early 2017 after the end of the performance period. Mr. Sutton was not a participant in the 2014 LTIP.

**
As further described above, the Compensation Committee approved discretionary cash awards equivalent to that which would have been achieved solely under the NGMI metric that triggered awards to other AIP participants for the 2016 performance year for the CEO and the 162(m) covered employees (Mr. McCoy, Mr. McIntyre and Mr. Sutton). Mr. McArthur, as CFO, is not a 162(m) covered employee and thus was compensated for meeting the minimum threshold under the NGMI performance metric under the Annual Incentive Plan.

***
As further described above, the annual executive restricted stock grants have a three-year vesting period and also have an EBITDA-based performance feature. The 2013 grants vested in 2016. Messrs. McArthur, McCoy, and Sutton did not receive 2013 restricted stock grants because they were issued prior to their dates of hire. Mr. McCoy received a separate 2015 restricted stock grant, which vested in 2016, that was associated with our first-time buyer program.

For all of the NEOs, realized total compensation in 2016 was substantially less than 2016 total target compensation based on overall performance metrics from earlier award cycles not being met.

Retirement Programs, Perquisites, and Other Benefits

Our executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our medical, dental, disability and life insurance plans. In addition to these general benefits, we offer financial planning consulting and executive physicals. In keeping with our philosophy of market-competitive and pay-for-performance compensation, we have historically provided only modest executive benefits and perquisites, and have not viewed these forms of compensation as a substantial part of the overall executive officers' compensation framework.

Limited Perquisites

We do not believe that providing generous executive perquisites is either necessary to attract and retain executive talent or consistent with our pay-for-performance philosophy. Accordingly, we provide modest and limited perquisites to executive officers, principally in the form of services offering financial planning assistance and executive physical examinations in alignment with best practices of public companies. We provide these benefits to help our executives maintain their health and manage their finances, in both cases so that they are able to focus their attention on CH2M. We do not provide perquisites such as excise tax gross-ups (except for a marginal allowance for financial planning services), company automobiles, security services, club memberships, apartments or vacation homes to our executive officers.

One special benefit that we provide to a select group of executives is our Supplemental Executive Retirement and Retention Plan (SERRP). The SERRP is a non-qualified defined contribution plan under which CH2M provides pre-tax contributions that are distributed only after retirement from the company at age 65 or thereafter. The plan provides those who are invited to participate in the plan with added incentives to continue in the service of the company by providing an attractive retirement benefit. The SERRP is a part of our competitive market compensation strategy and it allows us to attract and retain our senior executives.

CH2M 2017 Proxy Statement    39

During the life of the SERRP, contribution levels may be set differently for different participants, and at different percentages of base salary and short-term incentive, as determined by the Compensation Committee. Ms. Hinman was a participant in the original SERRP implemented in 2009, which was a non-qualified, hybrid defined-benefit/ defined-contribution plan with a goal of providing 50% of the participants' final compensation in each year of his or her retirement. The plan was restated in 2012 and became a non-qualified, defined contribution plan with individual contribution percentages defined by the participant's age and job level.

SERRP contributions have the following vesting schedules:

•
Annual contributions under the original plan vest 20% at the end of each plan year for five years.

•
Annual contributions under the restated plan have two vesting schedules depending on the contribution type: "reward" contributions vest 20% at the end of each plan year for five years, and "retention" contributions become 100% vested at age 65.

We also have a Deferred Compensation Plan (DCP) that allows CH2M the opportunity to provide a company match to highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. All of the NEOs are participants in the DCP, and they all received company contributions in 2016. Because the executive officers deferred the minimum required portion of their own 2016 base salary and 2015 annual incentive (which was paid in 2016), CH2M made matching contributions in the amount of 7% of base salary and 6% of annual incentive in excess of the IRS limitation on compensation for qualified plans. Mr. Sutton did not receive an annual incentive matching contribution because he was not a participant in the 2015 annual incentive plan because it was established prior to his date of hire.

Participants are 100% vested at all times on DCP employee deferrals and earnings on those deferrals. Company contributions to the plan made prior to January 1, 2011, and the earnings thereon, become 100% vested after the earlier of: (a) completion of six years of vesting service (contributions vest 20% per year in years two through six), (b) attainment of age 65, or (c) attainment of age 55 and completion of five years of vesting service. Company contributions made after January 1, 2011 cliff vest when the employee qualifies for retirement under the plan (age 55) or as otherwise determined by the Compensation Committee.

Finally, CH2M provides for a payment of five times base salary (pre-tax) in a lump sum to the beneficiary of select CH2M executives, including the Named Executive Officers, upon their death. This is a pre-retirement employment benefit similar to term life insurance while the executive remains a CH2M employee.

Other Programs, Policies, and Guidelines

Executive Stock Ownership Guidelines

CH2M's Board of Directors has established stock ownership guidelines for our senior executives. The guidelines are intended to encourage management to own a meaningful amount of CH2M stock and therefore align individual financial goals with our company's success. Executives will achieve their recommended levels of ownership within five years of being promoted into a role or assuming a new position which is subject to the guidelines. The Compensation Committee reviews each executive's progress toward compliance with the guidelines. The Committee also reviews the executive stock ownership guidelines from time to time.

The following table sets forth the current stock ownership guidelines as approved by the Compensation Committee:

Position	Minimum Stock Ownership (as a multiple of Annual Base Salary)

Chief Executive Officer	Five Times Salary

Other Named Executive Officers	Three Times Salary

Other Senior Executives	Two Times Salary

40    CH2M 2017 Proxy Statement

Change of Control Compensation

Each of our Named Executive Officers has a change of control agreement with the company. Under these agreements, CH2M will provide the following benefits in the event of a covered termination of employment (the termination of the executive's employment by CH2M other than for cause or by the executive without good reason) that occurs within twenty-four months of a change of control:

•
Lump-sum cash payment in the amount equal to the sum of (a) 2.99 times the executive's highest annual base salary in effect during the twelve (12) month period immediately preceding the termination date and (b) 2.99 times the executive's target annual bonus assuming achievement of performance goals at target at the rate in effect immediately prior to the termination date, payable in a cash lump sum;

•
Payout of the executive's annual bonus for the fiscal year immediately preceding the termination Date (but only to the extent not yet paid prior to the termination date), as determined by the Board on or before the termination date or if no determination has been made, the executive's target annual bonus assuming achievement of performance goals at target at the rate in effect immediately prior to the termination date;

•
As applicable, pro-rata payout of the executive's bonus payouts under the long term incentive plan for the open bonus periods that include the termination date year and the executive's bonus payouts under the long term incentive plan for the period that ends in the fiscal year immediately preceding the termination date (but only to the extent such bonus payouts have not been paid);

•
Immediate vesting in all retirement and deferred compensation plans;

•
Continuation of health benefits for a period equal to the period the executive would be entitled to continuation coverage under a group health plan of CH2M following the date of termination, but not to exceed age 65 or extend beyond the end of the last day of the second taxable year following the date of termination;

•
Continuation of the same level of accident, disability, life insurance and any other similar welfare benefits through the end of the last day of the second taxable year following the date of termination; and

•
Immediate vesting of all equity awards, including stock options, stock appreciation rights, restricted stock, phantom stock, and stock value equivalent units.

For purposes of the change of control agreements, a "change of control" is defined generally to include:

•
Acquisition of ownership of CH2M stock that constitutes more than 50% of the total fair value of CH2M stock;

•
Acquisition of ownership of CH2M stock that represents 30% or more of the total voting power of Company stock in a 12-month period;

•
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

•
Liquidation or dissolution of CH2M, or acquisition of ownership of all or substantially all of the assets of CH2M.

Tax Deductibility and 162(m)

The Compensation Committee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation that exceeds $1,000,000 for certain executive officers. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M. The Committee reviews this policy on an ongoing basis.

Risks Inherent in Compensation Structure

CH2M's executive management and the Compensation Committee considered the company's compensation policies and practices for its executive officers and employees, in general, and determined that these policies and practices are

CH2M 2017 Proxy Statement    41

reasonable and not likely to have a material adverse effect on the company. The design of the executive compensation program combining short- and long-term incentives aligns executive officers' interests with those of the company's stockholders, thus creating an environment that encourages executive officers and other key employees to balance carefully risks and rewards for the company and to discourage the assumption of unreasonable risks.

CH2M's executive management and the Compensation Committee thoroughly reviewed and carefully considered all known current and future elements of executive compensation to determine whether any components of compensation might be construed as encouraging excessive risk taking and concluded that:

•
Rolling three-year performance targets for long-term incentive compensation discourage short-term risk taking and encourage a long-term view,

•
The substantial equity component of compensation and ownership guidelines discourages excessive risk taking, and

•
The significant portion of at-risk compensation focused on long-term strategic results creates an appropriately measured approach to risk taking.

Further, as described elsewhere in the Compensation Discussion and Analysis, compensation decisions by the Compensation Committee include subjective considerations, which prevent a fully formulaic approach to compensation setting. However, such considerations are limited to the extent that they do not drive unreasonable decision making or risk taking focused on short-term business conditions.

As a result of its review, the Committee concluded that we have an appropriately balanced compensation program that does not drive excessive risk-taking.

42    CH2M 2017 Proxy Statement

Compensation Committee Report

We evaluate and establish compensation for CH2M's executive officers and oversee the deferred compensation and equity-based compensation plans, and other management salary, incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. We are satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation, and therefore recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Compensation Committee:

Georgia R. Nelson, Chairperson
Malcolm Brinded
Charles O. Holliday, Jr.
Antoine G. Munfakh
Barry L. Williams

CH2M 2017 Proxy Statement    43

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding total compensation for the three one-year periods ended December 30, 2016, December 25, 2015, and December 31, 2014, which includes required disclosures for our CEO, CFO, and the three other most highly compensated executive officers of CH2M in 2016.

(a) Name and Principle Position	(b) Year	(c) Salary ($)	(d) Bonus ($)[2]	(e) Stock Awards ($)[3]	(f) Option Awards ($)[4]	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	(i) All Other Compensation ($)[6]	(j) Total ($)

Jacqueline C. Hinman	2016	996,156	266,399	444,021	410,720	2,498	712,701	2,832,495
Chief Executive Officer and	2015	900,016	1,573,050	445,000	269,767	(3,061)	303,933	3,488,705
Chairman of the Board of Directors	2014	889,919	0	225,000	196,141	6,150	370,394	1,687,604

Gary L. McArthur	2016	599,248	119,880	195,000	226,967	0	68,483	1,249,578
Executive Vice President and	2015	580,008	816,083	188,500	226,005	0	67,223	1,877,819
Chief Financial Officer	2014	223,080	0	188,801	254,144	0	36,234	702,259

Thomas M. McCoy[1]	2016	519,231	92,351	97,500	133,478	0	171,226	1,013,787
Executive Vice President, General Counsel and Corporate Secretary	2015	500,011	353,625	75,256	89,922	0	108,056	1,126,870

Gregory T. McIntyre[1]	2016	477,117	85,248	130,497	131,435	8,695	162,247	995,240
President, State & Local Governments Client Sector	2015	448,871	366,002	209,375	101,163	(6,235)	96,481	1,215,657

Matthew Sutton[1]	2016	346,160	209,940	254,405	150,711	0	60,080	1,021,296
President, Private Client Sector

1
Mr. Sutton became a Named Executive Officer in 2016 and his 2015 compensation is not included. Messrs. McIntyre and McCoy became Named Executive Officers in 2015 and their respective 2014 compensation is not included.

2
Bonus amounts in column (d) for fiscal years 2016 consist of bonuses earned under the short term incentive plan and discretionary bonuses as described below. Mr. Sutton's amount also includes his one-time new-hire employment incentive, which the company used to recruit Mr. Sutton and offset the incentive compensation he forfeited with his prior employer, as discussed in the narrative section above.

The following table provides a summary of the bonuses earned during the years ended December 30, 2016, December 25, 2015, and December 31, 2014. The 2014 short-term incentive plan did not pay out because the minimum performance threshold was not met. Discretionary bonuses were paid in 2015 through a compensation program (called the CEO Fund) approved by the Compensation Committee. The purpose of this program was to reward and retain key employees for advancing strategic imperatives and driving company results. Discretionary awards were also paid to the NEOs in 2017 for 2016 performance as discussed in the narrative section above.

	AIP Short Term Incentive Plan ($)			Discretionary ($)			Total ($)

Name	2016	2015	2014	2016	2015	2014	2016	2015	2014

Jacqueline C. Hinman	0	1,273,050	0	266,399	300,000	0	266,399	1,573,050	0

Gary L. McArthur	119,880	566,083	0	0	250,000	0	119,880	816,083	0

Thomas M. McCoy	0	353,625	N/A	92,351	100,000	N/A	92,351	453,625	N/A

Gregory T. McIntyre	0	366,002	N/A	85,248	200,000	N/A	85,248	566,002	N/A

Matthew Sutton	0	N/A	N/A	209,940	N/A	N/A	209,940	N/A	N/A

44    CH2M 2017 Proxy Statement

3
Amounts in column (e) represent stock issued in connection with the long-term incentive plans, restricted stock awards, and discretionary stock awards. The following table provides a summary of the stock awards earned during the years ended December 30, 2016, December 25, 2015, and December 31, 2014:

	LTIP Awards ($)			Restricted Stock Awards ($)[i]			Discretionary Stock Awards ($)ii			Total Stock Awards ($)

Name	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014

Jacqueline C. Hinman	0	0	0	444,021	225,000	225,000	0	220,000	0	444,021	445,000	225,000

Gary L. McArthur	0	0	0	195,000	188,500	188,801	0	0	0	195,000	188,500	188,801

Thomas M. McCoy	0	0	N/A	97,500	75,256	N/A	0	0	N/A	97,500	75,256	N/A

Gregory T. McIntyre	0	0	N/A	130,497	84,375	N/A	0	125,000	N/A	130,497	209,375	N/A

Matthew Sutton	0	N/A	N/A	254,405	N/A	N/A	0	N/A	N/A	254,405	N/A	N/A

i
Amounts represent the aggregate grant date fair value of all restricted stock awards granted in the year shown. CH2M calculates these amounts in accordance with U.S. GAAP. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant. Mr. Sutton's 2016 total includes his one-time, new-hire restricted stock grant, which the company used to recruit Mr. Sutton and offset the incentive compensation he forfeited with his prior employer, as discussed in the narrative section above.

ii
As disclosed in our 2016 proxy statement, although the 2013-2015 Long-Term Incentive Plan did not meet the minimum performance threshold the Compensation Committee believed it appropriate to recognize the important contributions of Ms. Hinman and Mr. McIntyre with a discretionary award of CH2M stock.
4
Amounts represent the aggregate grant date fair value of all awards granted in the year shown. CH2M calculated these amounts in accordance with U.S. GAAP. Please see Note 15 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 30, 2016, regarding the assumptions underlying the valuation of stock option awards. Mr. Sutton's 2016 total includes his one-time, new-hire stock option grant, which the company used to recruit Mr. Sutton and offset the incentive compensation he forfeited with his prior employer, as discussed in the narrative section above.

5
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan for Ms. Hinman and Mr. McIntyre. Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M's 2016, 2015 and 2014 consolidated financial statements. Please refer to Note 16 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 30, 2016 regarding the assumptions underlying the valuation of pension benefits.

6
Amounts shown for 2016, 2015 and 2014 include:

	Foreign Service Income ($)[i]			Perquisites and Other Personal Benefits ($)ii			Registrant Contributions to Deferred Compensation Plans ($)iii			Registrant Contributions to Defined Contribution Plans ($)

Name	2016	2015	2014	2016	2015	2014	2016	2015	2014	2016	2015	2014

Jacqueline C. Hinman	8,624	0	97,824	16,427	17,651	15,294	659,487	260,985	234,986	9,275	7,950	9,981

Gary L. McArthur	0	0	N/A	15,944	17,589	20,436	31,904	21,339	0	9,275	15,758	3,346

Thomas M. McCoy	0	0	N/A	150	0	N/A	150,674	86,503	N/A	9,275	14,680	N/A

Gregory T. McIntyre	81,918	0	N/A	17,728	19,643	N/A	38,239	55,648	N/A	9,275	7,950	N/A

Matthew Sutton	0	N/A	N/A	32,590	N/A	N/A	N/A	N/A	N/A	9,275	N/A	N/A

	Insurance Premiums ($)			Tax Reimbursement ($)iv			Total Other Compensation ($)

Name	2016	2015	2014	2016	2015	2014	2016	2015	2014

Jacqueline C. Hinman	4,882	2,349	2,349	14,007	14,998	9,960	712,701	303,933	370,394

Gary L. McArthur	3,934	4,267	615	7,426	8,270	11,837	68,483	67,223	36,234

Thomas M. McCoy	11,127	6,873	N/A	0	0	N/A	171,226	108,056	N/A

Gregory T. McIntyre	4,844	3,997	N/A	10,244	9,243	N/A	162,247	96,481	N/A

Matthew Sutton	1,592	N/A	N/A	16,624	N/A	N/A	60,080	N/A	N/A

i
Foreign service income includes compensation for tax equalization payments, housing and travel allowances, and other related items earned while on foreign assignment.

ii
The amounts shown are primarily financial planning consulting fees. Also included is the monthly mobile phone allowance ($50/month) available to all employees. This program was started in October 2016. Mr. McCoy does not use the company-provided financial planning service, and Mr. Sutton was not eligible for this benefit in 2016.

iii
The amounts shown in this column are company contributions made into the Deferred Compensation Plan and the Supplemental Executive Retirement and Retention Plan in 2016 and/or prior years that vested in 2016.

iv
The amounts shown in this column are primarily tax gross-ups on company-paid financial planning consulting fees. For 2014, they also include reimbursement due to an administrative error for FICA payments.

CH2M 2017 Proxy Statement    45

GRANT OF PLAN BASED AWARDS IN 2016

	(b) Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

(a) Name	Date	(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold ($)	(g) Target ($)	(h) Maximum ($)

Jacqueline C. Hinman	02/11/15	—	1,200,000	2,400,000	1,400,000	2,800,000	5,600,000

Gary L. McArthur	02/11/15	—	540,000	1,080,000	330,000	660,000	1,320,000

Thomas M. McCoy	02/11/15	—	416,000	832,000	195,000	390,000	780,000

Gregory T. McIntyre	02/11/15	—	384,500	768,000	192,000	384,000	768,000

Matthew Sutton	02/11/15	—	270,000	540,000	146,250	292,500	585,000

(a) Name	(i) All Other Stock Awards; Number of Shares of Stock or Units (#)[3]	(j) All Other Option Awards; Number of Shares of Stock or Units (#)[4]	(k) Exercise or Base Price of Option Awards ($/Sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)[5]

Jacqueline C. Hinman	6,892	35,777	62.89	410,720

Gary L. McArthur	3,101	23,255	62.89	266,967

Thomas M. McCoy	1,550	11,627	62.89	133,478

Gregory T. McIntyre	2,035	11,449	62.89	131,435

Matthew Sutton	4,177	13,541	60.91	150,711

1
Information set forth reflects the short-term incentive plan opportunities that were granted in 2016.

2
Information set forth reflects long-term incentive plan opportunities that were granted in 2016. The 2016 program will be paid out on or after the three-year award period ending December 31, 2018. The payment of the awards is generally in 100% CH2M stock, valued at the date of payment.

3
Information set forth reflects restricted stock grants made in 2016.

4
Information set forth reflects stock option grants made in 2016. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

5
Grant date fair value of stock and option awards was calculated in accordance with U.S. GAAP. The grant date fair value is reflected in the Summary Compensation Table in the year it is recognized. See Note 15 of the consolidated financial statements in CH2M's Annual Report on Form 10-K for the year ended December 30, 2016, regarding the assumptions underlying the valuation of stock awards.

46    CH2M 2017 Proxy Statement

Outstanding Equity Awards at December 30, 2016

	Option Awards					Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)[1]	Number of securities Underlying Unexercised Options Unexercisable (#)	Options Exercise Price ($)	Options Expiration	Number of shares or Units of Stock that have not vested (#)[2]	Market Value of shares or Units of Stock that have not vested ($)[3]

(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)
Jacqueline C. Hinman	02/14/14	12,153	12,152	69.43	02/14/19	15,834	827,016
	03/05/15	8,815	26,444	47.86	03/05/20
	02/22/16	0	35,777	62.89	02/22/21

Gary L. McArthur	08/15/14	16,742	16,742	60.20	08/15/19	10,170	531,203
	03/05/15	7,385	22,154	47.86	03/05/20
	02/22/16	0	23,255	62.89	02/22/21

Thomas M. McCoy	03/05/15	2,939	8,814	47.86	03/05/20	3,122	163,083
	02/22/16	0	11,627	62.89	02/22/21

Gregory T. McIntyre	03/05/15	3,306	9,916	47.86	03/05/20	3,798	198,355
	02/22/16	0	11,449	62.89	02/22/21

Matthew Sutton	02/22/16	0	13,541	60.91	02/22/21	4,177	218,151

1
Stock options are granted at an exercise price equal to the fair value of CH2M's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

2
Vesting dates for the restricted stock are as follows: Ms. Hinman's 3,241 shares vest on 02/14/17, 4,701 shares vest on 03/5/18, 4,770 shares vest on 03/4/19 and 1,000 shares vest on 08/27/26; Mr. McArthur's 3,131 shares vest on 02/14/17, 3,939 shares vest on 03/5/18, and 3,101 shares vest on 03/4/19; Mr. McIntyre's 1,527 shares vest on 04/4/19, and 1,763 shares vest on 03/5/28; Mr. McCoy's 5 shares vest on 06/5/16, 1,567 shares vest on 03/5/18, and 1,550 shares vest on 03/4/19; and Mr. Sutton's 3,438 shares vest on 05/12/17 and 739 shares vest on 03/4/19.

3
Market value is calculated based on CH2M's stock price in effect as of December 30, 2016, which was $52.23.

Option Exercises and Stock Vested During the Year Ended December 30, 2016

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)[2]	Value Realized on Vesting ($)[3]

(a)	(b)	(c)	(d)	(e)
Jacqueline C. Hinman	13,235	279,523	2,122	144,021

Gary L. McArthur	0	0	0	0

Thomas M. McCoy	0	0	5	305

Gregory T. McIntyre	6,317	87,700	508	34,497

Matthew Sutton	0	0	0	0

1
Represents the difference between the exercise price and the fair value of the common stock on the date of exercise.

2
Mr. McCoy's five shares were acquired through the first-time buyer's program.

3
Represents the number of shares vested times the fair value of our common stock on the date the shares vest.

CH2M 2017 Proxy Statement    47

Pension Benefits as of December 30, 2016

Name	Plan Name	Number of Years Credit Service (#)	Present Value of Accumulated Benefits ($)[1]	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
Jacqueline C. Hinman	CH2M HILL Pension Plan (Defined Benefit Plan)	6	20,074	0

Gregory T. McIntyre	CH2M HILL Pension Plan (Defined Benefit Plan)	12	67,321	0

1
Amounts shown reflect the actuarial present value of the Named Executive Officer's benefits under all pension plans established by CH2M determined using interest rates and mortality assumptions consistent with those used in CH2M's 2016 consolidated financial statements.

Ms. Hinman and Mr. McIntyre are participants in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to one percent of the average highest base compensation over the last five years (up to $150,000) through 1991, multiplied by years of credited benefit service prior to 1992, plus one percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993. Messrs. McArthur, McCoy, and Sutton are not participants in a company-sponsored pension plan.

Non-Qualified Deferred Compensation as of December 30, 2016

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)[1]	Aggregate Earnings During Year ($)[2]	Aggregate Balance at End of Year ($)[3]

(a)	(b)	(c)	(d)	(e)	(g)
Jacqueline C. Hinman	2,882,559	63,917	696,095	81,220	3,723,791

Gary L. McArthur	242,111	175,202	203,173	43,566	664,052

Thomas M. McCoy	129,373	19,533	176,226	22,753	347,885

Gregory T. McIntyre	4,234,714	18,505	142,759	(788,747)	3,607,231

Matthew Sutton	0	4,860	35,028	1,636	41,524

1
The vested portion of company contributions in this column are also reported as compensation in column (i) of the Summary Compensation Table.

2
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature. Earnings include the gains and losses on CH2M stock as well as the gains or losses on cash-based investments. Only Ms. Hinman and Mr. McIntyre have CH2M stock in their accounts.

3
Vested balances are as follows: Ms. Hinman — $2,574,792; Mr. McArthur — $410,685; Mr. McCoy — $347,885; Mr. McIntyre — $3,387,390; and Mr. Sutton — $15,181. These amounts include both employee and employer contributions. Ms. Hinman's vested balance increased significantly compared to 2015 primarily because she met the retirement age for the Deferred Compensation Plan in 2016, which caused a large amount of unvested company contributions to cliff vest.

48    CH2M 2017 Proxy Statement

Potential Payments Under Change of Control Agreement as of December 30, 2016

The following table sets forth the potential post-employment payments the Named Executive Officers would be eligible to receive. The table assumes a change in control occurred on the last day of fiscal year 2016 and their employment was terminated within twenty four months after such change in control.

Name	Severance ($)	Bonus Incentive Payments ($)[1]	Immediate Vesting of Stock Options & Restricted Stock ($)[2]	Immediate Vesting of Retirement Benefits ($)[3]	Benefits ($)[4]	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jacqueline C. Hinman	6,578,000	8,139,989	827,016	1,148,998	17,208	16,711,211

Gary L. McArthur	3,408,600	2,476,000	531,203	253,367	48,048	6,717,218

Thomas M. McCoy	2,583,360	1,523,997	163,083	0	48,048	4,318,488

Gregory T. McIntyre	2,798,640	1,397,497	198,355	219,840	44,880	4,659,212

Matthew Sutton	2,152,800	562,500	218,151	26,343	48,048	3,007,842

1
The amounts in the Bonus Incentive Payments column reflect awards at target under the 2016 Annual Incentive Plan and the 2014-2016, 2015-2017, and 2016-2018 LTIP program periods that would be open as of December 30, 2016. The AIP and LTIP pay at target per the change of control agreements in place with the CEO and NEOs which have been in place since October 2015, except for Mr. Sutton whose agreement has been in place since November 2016. Mr. Sutton's incentive bonus payment only includes the 2016-2017 LTIP at target (and AIP) due to his being hired in 2016. The Potential Payments under Change of Control Agreement table in the proxy statement filed in 2016 did not reflect LTIP payments to the NEOs at target due to oversight.

2
The value of the stock options and restricted stock that would vest under a change of control was calculated based on CH2M's stock price in effect as of December 30, 2016, which was $52.23.

3
Represents vesting of company contributions to the deferred compensation plans.

4
Benefits relate to premiums for continuation of medical and dental coverage.

CH2M 2017 Proxy Statement    49

Director Compensation

Our non-employee director compensation is reviewed by an independent compensation consultant annually for competitiveness and appropriateness to peer and industry practices. In 2016, non-employee directors' compensation included an annual retainer of $85,000. The lead director was paid an additional annual retainer of $17,500. In addition, the chair of the Audit Committee was paid an additional annual retainer of $17,500, and the chairs of the Compensation, Governance, and Risk Committees were each paid an additional annual retainer of $12,500. Non-employee directors who are members of a Board committee received an additional annual fee of $5,000 for each Committee on which they served. Further, each non-employee director received a restricted stock award equal to $115,000 which cliff vests on the first anniversary of the date of grant. We may, at our discretion, award cash and stock bonuses to non-employee directors from time to time, although none were awarded in 2016. The non-employee directors appointed by Apollo Global Management LLC do not receive any compensation.

Our employee directors do not receive additional compensation for their Board service. All of our directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings and for their service on our Board. The following table details the non-employee director compensation for the year ended December 30, 2016 and includes any individual who served as a non-employee director during 2016.

(a) Name	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)[1]	(d) All Other Compensation ($)		(e) Total ($)

Jerry D. Geist	0	0	174,250	[2]	174,250

Charles O. Holliday, Jr.	116,250	115,000	0		231,250

Georgia R. Nelson	122,500	115,000	0		237,500

Barry L. Williams	115,625	115,000	0		230,625

Malcolm Brinded	110,625	115,000	0		225,625

1
Restricted stock awards were granted on May 12, 2016, with a vest date of May 12, 2017. Compensation amounts were calculated in accordance with U.S. GAAP for awards issued pursuant to the CH2M Companies, Ltd. Amended and Restated Restricted Stock Plan. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant. As of December 30, 2016, each non-employee director listed above held 1,888 shares of our common stock subject to restrictions.

2
On June 24, 2015, Mr. Geist entered into a letter agreement with CH2M in connection with his resignation from the Board of Directors and assumption of the title of director emeritus. The letter agreement sets forth the terms of Mr. Geist's service as director emeritus, including compensation for such service. For additional information, see "Certain Relationships and Related Transactions — Letter Agreement with Jerry D. Geist," as filed with the SEC.

Our Board believes that its members should be long term stockholders of CH2M and has adopted a policy requiring each non-employee director, within five years of election and for the duration of his or her tenure, to hold CH2M equity in an amount equal to at least four times the annual retainer.

50    CH2M 2017 Proxy Statement

Proposal 2. Approval of Charter Amendment to Permit One Retired Employee to Serve as an Employee Director

We are seeking stockholder approval for an amendment to our Certificate of Incorporation to allow one retired employee of CH2M to serve as an employee director on CH2M's Board of Directors (the "Charter Amendment"). Under Section 5.3 of the Certificate of Incorporation, our Board of Directors must take all necessary action to ensure that Employee Directors constitute a majority of the Board of Directors at all times. Section 5.3 of the Certificate of Incorporation defines "Employee Directors" as directors that are then employees of CH2M. The Charter Amendment would expand the definition of "Employee Directors" to include current employees of CH2M and up to one retired employee of CH2M.

The Board has approved, declared advisable and is recommending that the stockholders vote in favor of the Charter Amendment. If approved by the requisite vote of the stockholders, the current Certificate of Incorporation will be amended as set forth in Section 5.3 of the Restated Certificate of Incorporation attached hereto as Exhibit A. Stockholders are urged to read Exhibit A carefully.

Reasons For and Effects of the Amendment

Former employees of CH2M directly or indirectly hold approximately 37% of CH2M's outstanding common stock. During fiscal 2016, the Board of Directors considered ways of increasing the representation of retired employees in the governance of CH2M. After engaging in dialogue with retired employees and considering alternatives, the Board determined that expanding the definition of "Employee Directors" to include up to one retired employee would provide an opportunity for retired employees to be represented on the Board without decreasing the number of independent directors. Our directors have fiduciary duties to all stockholders. Likewise, a retired employee director would have fiduciary duties to all stockholders, not limited to retirees or former employee stockholders of the company. A retired employee director would also have the same strict confidentiality obligations that all board members have with respect to external communications, including but not limited to communications with media and investors.

If the Charter Amendment is approved by our stockholders, the Governance and Corporate Citizenship Committee anticipates seeking recommendations for a qualified nominee to join our Board from among the ranks of our retired employees, with the goal of such retiree director joining the Board sometime in 2017. The Governance and Corporate Citizenship Committee would evaluate retired employees using the criteria discussed above under "Corporate Governance — Nominations of Directors." In addition, the Governance and Corporate Citizenship Committee anticipates that it would consider, among other things, (i) the amount of CH2M common stock beneficially owned by the retired employee, (ii) whether the retired employee retired from the company in good standing, (iii) the number of consecutive years of service completed by the retired employee before retirement, and (iv) whether the nominee is a current or

CH2M 2017 Proxy Statement    51

recent employee or consultant for another company or firm that is or could be viewed as a competitor to CH2M or any of its affiliates.

The Governance and Corporate Citizenship Committee also anticipates requiring that any retiree director nominee submit an irrevocable contingent resignation letter prior to his or her initial appointment to our Board or before the mailing of the proxy statement for an annual meeting at which the nominee's candidacy will be considered. The contingent resignation would become effective, and the retiree director would cease to be a director, upon the occurrence of an event that raises doubt about the retiree director's ability or willingness to contribute to the Board, such as the retiree director working as a consultant for a competitor to CH2M or selling a substantial portion of his or her CH2M common stock.

If the Charter Amendment is not approved, we will not appoint a retired employee as an Employee Director.

Other Matters

A vote in favor of the Charter Amendment as described above will also be deemed to constitute approval of the filing of the Restated Certificate of Incorporation enacting the Charter Amendment. If Proposal 2 is approved by the requisite vote of stockholders, CH2M expects to promptly file an amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State. The Charter Amendment will be effective on filing.

At any time prior to the effectiveness of the filing of the Charter Amendment with the Delaware Secretary of State, the Board of Directors may abandon the Charter Amendment without further action by the stockholders, notwithstanding authorization of the Charter Amendment by the stockholders. CH2M does not believe that its financial statements and financial information are material for the exercise of prudent judgment with respect to the decision whether to vote for adoption of the Charter Amendment. No director or executive officer of CH2M has an interest in Proposal 2, other than interests arising from ownership of CH2M common stock.

The Board of Directors recommends that the stockholders vote FOR the Charter Amendment to allow one retired employee to serve as an employee director on the company's Board of Directors.

52    CH2M 2017 Proxy Statement

Proposal 3. Advisory Vote on Executive Compensation

We are seeking a non-binding advisory vote from our stockholders to approve the compensation of our executive officers as described under "Executive Compensation" and the tabular disclosure regarding named executive officers' compensation in this proxy statement. This proposal, known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the company's executive compensation. Because your vote is advisory, it will not be binding upon our Board of Directors. The Compensation Committee and the Board of Directors will review the results of your vote and the Compensation Committee will take into account the outcome of the vote in future determinations concerning our executive compensation programs.

As discussed above in the Compensation Discussion and Analysis section, we believe that our executive compensation programs are balanced, consistent with our industry and our peer group, and focused on pay for performance principles and are strongly aligned with the long term interests of our stockholders and promote the core values and mission of the company.

The stockholders are being asked to vote to approve the following advisory resolution:

"RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation and Discussion Analysis, compensation tables and narrative discussion, is hereby APPROVED."

The Board of Directors recommends that the stockholders vote FOR the approval of the advisory vote on executive compensation.

CH2M 2017 Proxy Statement    53

Proposal 4. Advisory Vote on the Frequency of the Vote on Executive Compensation

We are seeking a non-binding advisory vote on the frequency of your advisory vote on executive compensation, commonly known as a "say-when-on-pay" proposal. By voting for this proposal, you may indicate whether you would prefer to vote, in an advisory capacity, on executive compensation once every three years, two years or one year.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is most appropriate for the company. Therefore, our Board of Directors recommends that you vote in favor of the three year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors believes that a vote on executive compensation every three years aligns more closely with the multi-year performance measurement cycle the company uses to reward long term performance. Our executive compensation programs are based on our long term business strategy which is more appropriately reflected with a three year timeframe. In addition, a three year timeframe allows the company time to thoroughly consider stockholders' views on our executive compensation and implement alternative compensation structures which best fit the company's interests.

Based on our stockholders' strong support in our prior "say-when-on-pay" advisory vote in 2011, our Board of Directors believes that a majority of our stockholders prefer a "say-on-pay" vote every three years. We hold a "say-when-on pay" vote every six years. Since the last "say-when-on-pay" advisory vote in 2011, we have conducted "say-on-pay" votes every three years.

You may cast your vote on your preferred voting frequency for "say-on-pay" by choosing the option of three years, two years, one year or abstaining from voting. Because this vote is advisory and not binding on the Board of Directors or the company, your views will be considered, however, the Board of Directors may decide that it is in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends that the stockholders vote for an advisory vote on executive compensation to occur every THREE YEARS.

54    CH2M 2017 Proxy Statement

Proposal 5. Approval of the Material Terms of Executive Incentive Compensation

As discussed in the Compensation Discussion & Analysis section of this proxy statement, CH2M has a pay-for-performance philosophy that seeks to link the interests of executives with those of our stockholders. Accordingly, performance-based incentives represent an important element of the compensation paid to our executive officers and other employees. This proposal seeks stockholder approval necessary to enable CH2M to be eligible to deduct for federal income tax purposes certain performance-based compensation that may be paid to its covered executive officers (the chief executive officer and the three other most highly compensated officers (other than the chief financial officer)), as determined in accordance with the applicable rules under the Exchange Act.

Summary of Proposal

CH2M's stockholders are being asked to vote to approve the material terms for payment of performance-based compensation. This will constitute approval of (1) performance measures pursuant to which CH2M may make performance-based awards, (2) the persons eligible to receive performance-based compensation and (3) the maximum amount that may be paid to any such eligible persons. This approval will permit the compensation paid to CH2M's covered executive officers upon achievement of goals under one or more of the performance measures to constitute "qualified performance-based compensation" for purposes of section 162(m) of the Internal Revenue Code, as amended ("section 162(m)"), and thereby enable CH2M to deduct such compensation for federal income tax purposes.

The Board approved the material terms for payment of performance-based compensation on February 28, 2017 and believes that the material terms are in the best interests of CH2M and its stockholders. The material terms will become effective upon stockholder approval of this proposal at the annual meeting. The persons eligible to receive performance-based compensation pursuant to the achievement of performance measures are officers and other salaried employees, including employees who are also directors, of CH2M or any of its subsidiaries.

Effect of Failure to Receive Stockholder Approval

If stockholders do not approve this proposal, the material terms will not become effective. In this event, while performance-based awards could still be granted, CH2M would not be able to deduct compensation in excess of $1 million to covered executive officers for federal income tax purposes.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly-held corporation to its covered executive officers, as determined in accordance with the applicable rules under the Exchange Act. However, under section 162(m) there is no limitation on the deductibility of "qualified performance-based compensation." Qualified performance-based compensation must be paid solely on the basis of the attainment of one or more objective performance goals established in writing by the Compensation Committee while the attainment of such goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or the company as a whole, and may be measured on an absolute basis or on a relative basis and on a GAAP or non-GAAP basis. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if such performance goal is attained.

CH2M 2017 Proxy Statement    55

Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

Criteria for Performance Goals

Payment of a cash or stock-based incentive to the covered officers intended to satisfy the requirements for qualified performance-based compensation will be contingent upon the attainment of one or more performance goals (which may be stated as alternative goals) established in writing by the Compensation Committee for the covered officers for each performance period. Performance goals will be based on one or more of the following business criteria:

(1)
Total stockholder return;

(2)
Net income;

(3)
Pretax earnings;

(4)
Other earnings-related metrics, such as earnings before interest and taxes or earnings before interest expense, taxes, depreciation and amortization;

(5)
Pretax operating earnings measures;

(6)
Operating margin, gross margin, or other margin-related metrics;

(7)
Earnings per share;

(8)
Return on equity;

(9)
Return on capital;

(10)
Return on investment;

(11)
Operating earnings;

(12)
Working capital;

(13)
Ratio of debt to stockholders' equity;

(14)
Revenue;

(15)
Expenses or expense levels;

(16)
Debt reduction;

(17)
Cash flow; and

(18)
Gross margin backlog.

To the extent consistent with Section 162(m), the Compensation Committee (A) shall appropriately adjust any evaluation of performance under a performance goal to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by Accounting Standard Update (ASU) No. 2005-01,

56    CH2M 2017 Proxy Statement

Subtopic 20 ("Income Statement — Extraordinary and Unusual Items") or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in CH2M's financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) the adverse effect of work stoppages or slowdowns, (v) accruals for reorganization and restructuring programs and (vi) accruals of any amounts for payment under an incentive plan or any other compensation arrangement maintained by CH2M.

Maximum Awards for Deductibility

The maximum annual incentive or other cash award that may be earned in a calendar year by a covered executive officer shall be $3,500,000. The maximum performance award or other cash award that may be earned in a performance period greater than a calendar year by a covered executive officer shall be $7,000,000. The maximum incentive stock-based award (other than options) that may be earned in a calendar year by a covered executive officer shall be 500,000 shares. The maximum incentive stock-based award (other than options) that may be earned in a performance period greater than a calendar year by a covered executive officer shall be 1,000,000 shares. The maximum number of options that vest on the basis of time and may be granted in a calendar year by any one covered executive officer shall be 625,000 and the maximum number of options that vest on the basis of the achievement of performance goals and may be granted in a calendar year to any one covered executive officer shall be 625,000.

It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M. The Committee reviews this policy on an ongoing basis.

Payment of incentive compensation for 2017 to the covered executive officers will be subject to stockholder approval of the material terms for payment of incentive compensation and to attainment of one or more of the performance goals described above. The incentive compensation that would have been payable in the last year or that would be payable in the future based on such performance goals cannot be determined, because the payment of such compensation would be contingent upon attainment of the pre-established performance goals, the maximum amount of such compensation would depend on CH2M's performance for the applicable performance period, and the actual incentive compensation paid the covered executive officer may reflect exercise of the Compensation Committee's discretion to reduce the incentive compensation otherwise payable upon attainment of the performance goal.

The Board of Directors recommends that the stockholders vote FOR approval of the foregoing material terms for payment of incentive compensation to eligible persons.

CH2M 2017 Proxy Statement    57

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring and overseeing CH2M's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. KPMG LLP, CH2M's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of CH2M's audited financial statements with generally accepted accounting principles. In this context, the Audit Committee has reviewed and discussed with management CH2M's financial reporting process, including the system of internal controls. Further, the Audit Committee has discussed with management and KPMG the material weakness identified during the course of the audit and management's plan to remediate the control deficiencies.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended December 30, 2016. Additionally, the Audit Committee discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence from CH2M and its management. The Audit Committee also considered whether the independent registered public accounting firm's provision of other non-audit services to CH2M is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in CH2M's Annual Report on Form 10-K for the fiscal year ended December 30, 2016, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Committee:

Barry L. Williams, Chairman
Malcolm Brinded
Charles O. Holliday, Jr.
Georgia R. Nelson

58    CH2M 2017 Proxy Statement

Independent Registered Public Accounting Firm

The following table presents fees for services rendered by our independent registered public accounting firm, KPMG LLP, during the fiscal years ended December 30, 2016 and December 25, 2015 (in thousands). There were no other fees billed by or paid to KPMG during these periods.

	2016	2015

Audit fees[1]	6,647	3,515

Audit related fees[2]	389	175

Audit and audit related fees	7,036	3,690

Tax fees[3]	714	2,281

Total fees	7,750	5,971

1
Audit fees include the annual audit of the consolidated financial statements, reviews of quarterly financial statements, statutory audits of subsidiaries, review of technical accounting and SEC issues, and accounting consultations.

2
Audit related fees include government overhead rate audits.

3
Tax fees consist of fees for domestic and international tax consultation, global tax compliance services, tax preparation services for expatriate employees in non-financial reporting oversight roles and local country compliance and consulting.

The Audit Committee has a policy on pre-approval of services of our independent registered public accounting firm. The policy provides that all audit and non-audit services performed by our independent registered public accounting firm regarding CH2M and its subsidiaries and affiliates shall be pre-approved by the Audit Committee at its regularly scheduled meetings. The Audit Committee designated its Chairman, Barry L. Williams, to act in its stead in those instances when approval of such services must be considered between regularly scheduled meetings.

All of the services in fiscal years 2016 and 2015 under the categories described above have been approved by the Audit Committee pursuant to paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

CH2M 2017 Proxy Statement    59

Proposal 6. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP to audit the consolidated financial statements of CH2M for the fiscal year ending December 29, 2017, and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the annual meeting and will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

The Board of Directors recommends that the stockholders vote FOR the ratification of appointment of independent registered public accounting firm.

60    CH2M 2017 Proxy Statement

Other Business

In addition to the proposals described above, stockholders may be asked to transact other business that may properly come before the annual meeting and any postponements or adjournments. Management knows of no other matters to be brought before the annual meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

CH2M 2017 Proxy Statement    61

Additional Information

Advance Notice Procedures

Under CH2M's Bylaws, no business (including nominations for director) may be brought before an annual meeting by a stockholder unless written notice is delivered to CH2M's Secretary (containing certain information specified in the Bylaws about the stockholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting — that is, with respect to the 2018 annual meeting, between February 5, 2018 and March 7, 2018. However, if the 2018 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after June 5, 2018 (the first anniversary of the 2017 annual meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2018 annual meeting or the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made by CH2M.

If a stockholder wishing to bring such a proposal does not provide notice of the proposal to the Corporate Secretary within the time period specified in our Bylaws, the chairman of the meeting shall have the power to declare that the proposed business will not be transacted at the annual meeting. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Any notices should be sent to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112.

Submission of Stockholder Proposals for the 2018 Annual Meeting

Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials, including proposals regarding director nominees for election, for the annual meeting of stockholders in 2018 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by CH2M's Secretary no later than December [    •    ], 2017. Any proposals should be sent to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112.

Financial and Other Information

We will furnish you or any stockholder as of the record date, without charge, a copy our Annual Report on Form 10-K for the fiscal year ended December 30, 2016, including the financial statements and schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to Thomas M. McCoy, Executive Vice President, General Counsel and Corporate Secretary, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, Colorado 80112. You also may obtain a copy of our Annual Report on Form 10-K and other periodic filings at the CH2M website or from the SEC's database at www.sec.gov.

62    CH2M 2017 Proxy Statement

General Information

What is the purpose of the annual meeting?

At our annual meeting, stockholders have the opportunity to vote on the matters included in this proxy statement.

Who can attend the meeting?

All stockholders of record as of April 10, 2017, or their duly appointed proxies may attend the meeting.

Who is entitled to vote?

You are entitled to vote if our records show that you held your shares of CH2M common stock or Series A Preferred Stock ("preferred stock") at the close of business on April 10, 2017. This date is known as the "record date" for determining who receives notice of the annual meeting and who is entitled to vote. The holders of common stock are entitled to one vote per share, and the holders of preferred stock are entitled to one vote for each share of common stock into which the preferred stock is convertible. The holders of shares of common stock and preferred stock will vote together as a single class on all matters to be considered at the annual meeting.

What constitutes a quorum?

The presence in person or by proxy of the holders of a majority of the aggregate voting power of all of the shares of common stock and preferred stock issued and outstanding and entitled to vote at the meeting constitutes a quorum. As of the record date, April 10, 2017, [    •    ] shares of common stock and 4,821,600 shares of preferred stock were outstanding and entitled to vote, and the holders of the preferred stock were entitled to vote an additional [    •    ] shares relating to accrued dividends on the preferred stock. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How do I vote?

If you are a holder of record of CH2M shares of common stock or preferred stock as of April 10, 2017, you can vote in one of four ways:

1.
Vote by Internet — follow the instructions on the Internet at www.envisionreports.com/ch2m.

2.
Vote by phone — call 1 (800) 652-8683 (in the U.S., U.S. territories and Canada) or (781) 575-2300 (outside the U.S., U.S. territories and Canada).

3.
Vote by proxy card — if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials using the instructions on the paper proxy card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

4.
Vote in person — if you attend the annual meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

If you are direct holder of record and vote by Internet, phone or mailed proxy card, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on May 31, 2017 to allow sufficient time for processing.

If you participate in the CH2M HILL Retirement and Tax Deferred Savings Plan and instruct the trustees of the Plan how to vote the shares of common stock credited to your Plan account by Internet, phone or mailed proxy card, your voting instructions must be received by the trustees of the Plan by 11:59 p.m. Eastern Daylight Time on May 29, 2017 to

CH2M 2017 Proxy Statement    63

allow sufficient time for processing. Please see the question "How do I vote my 401(k) Plan shares?" below for more information.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your CH2M shares in multiple ways, such as directly as a holder of record and indirectly through the CH2M HILL Retirement and Tax Deferred Savings Plan.

If you hold your CH2M shares in multiple ways, you should vote your shares as described in each separate set of proxy materials you receive.

Can I change my vote or revoke my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by June 5, 2017, at 10:00 a.m., Eastern Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) Plan shares?

If you participate in the CH2M HILL Retirement and Tax Deferred Savings Plan, you have the right, if you choose, to instruct the trustees of the Plan how to vote the shares of common stock credited to your Plan account. Your instructions to the trustees of the Plan should be made by voting as explained under the question "How do I vote?" discussed above. The trustees of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustees no later than 11:59 p.m. Eastern Daylight Time on May 29, 2017. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted by the trustees of the Plan in accordance with their determination of the interests of the Plan participants and the Plan as a whole. You may revoke previously given instructions by filing with the trustees of the Plan no later than 11:59 p.m., Eastern Daylight Time, on May 29, 2017, either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How do I provide input for my Canadian E-Shares or International Share Value Equivalent Units (ISVEUs)?

If you are a holder of Canadian E-Shares or ISVEUs, you may provide your input by following the voting instructions under the question "How do I vote?" discussed above. Neither Canadian E-Shareholders nor ISVEU holders have a vote on the issues addressed at the meeting. However, the input of Canadian E-Shareholders will be considered on all items being voted on by stockholders, and the ISVEU trustees will consider the input of ISVEU holders and take it into account when voting the shares held in the ISVEU trusts. To be considered, your input must be received no later than 11:59 p.m., Eastern Daylight Time, on May 29, 2017.

How will my proxy be voted?

The persons named as proxy holder on the proxy card will vote in accordance with your instructions or, if none are provided, "FOR" each director nominee named in this proxy statement, "FOR" approval of the amendment to our Certificate of Incorporation to allow a retired employee to serve as an employee director on our Board of Directors, "FOR" approval of the advisory vote on executive compensation, every "THREE YEARS" for the frequency of future advisory votes on executive compensation, "FOR" approval of the material terms of executive incentive compensation, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2017, in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

64    CH2M 2017 Proxy Statement

How many votes are required for each proposal?

For Proposal 1, the votes cast "FOR" each director nominee must exceed the votes cast "AGAINST" the nominee to elect the nominee as a director.

For Proposal 2 to be approved, the proposed amendment to our Certificate of Incorporation requires the affirmative vote of a majority of CH2M's issued and outstanding common stock and Series A Preferred Stock (on an as converted basis), voting as a single class.

For Proposal 3, the votes that stockholders cast "FOR" must exceed the votes that stockholders cast "AGAINST" to approve the advisory vote on executive compensation. Please note that this vote is advisory and will not be binding on our Board. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For Proposal 4, stockholders are asked to indicate their preference for how frequently we will hold an advisory vote on executive compensation — every three years, two years or one year. You may also abstain from voting on Proposal 4. Please note that because this vote is advisory, it will not be binding on our Board. The Board will review the voting results, however, and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

For Proposal 5, the votes cast "FOR" must exceed the votes cast "AGAINST" to approve the material terms of executive incentive compensation for purposes of Rule 162(m) of the Internal Revenue Code, as amended.

For Proposal 6, the votes cast "FOR" must exceed the votes cast "AGAINST" to approve the ratification of KPMG LLP as CH2M's independent registered public accounting firm.

How are abstentions treated?

A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted on that matter, although it will be counted for purposes of determining whether there is a quorum. Proposals 1, 3, 5 and 6 will be determined by a majority of votes cast. Proposal 4 (advisory vote on the frequency of the vote on executive compensation) does not have a required vote. Accordingly, since no minimum number of votes are required to pass Proposals 1, 3, 4, 5 and 6, an abstention will have no effect on the outcome of such proposals. On the other hand, Proposal 2 (approval of the amendment to our Certificate of Incorporation to allow a retired employee to serve as an employee director on our Board of Directors) may only be passed by the affirmative vote of a majority of CH2M's issued and outstanding common stock and Series A Preferred Stock (on an as converted basis), voting as a single class. Since a minimum number of votes are required to pass the proposal (more than 50% of the outstanding voting shares), an abstention has the same effect as a vote "AGAINST".

When and how will proxies be solicited?

This proxy statement and the accompanying proxy are first being sent or given to stockholders beginning on or about April [    •    ], 2017. Proxies are being solicited by the Board on behalf of CH2M. Proxies may be solicited by officers, directors and employees of CH2M, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, email or the Internet. The cost of solicitation of the proxies will be paid by CH2M. CH2M has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

CH2M 2017 Proxy Statement    65

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

April [    •    ], 2017

Dear Plan Participant:

The enclosed Proxy Statement has been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Stockholders of CH2M HILL Companies, Ltd. to be held on June 5, 2017, to elect directors and to conduct other business.

While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of April 10, 2017 (the record date for the annual meeting), and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the voting of Company Stock allocated to your account under the Plan on the record date. The Trustee will vote the Company Stock credited to your account in accordance with your instructions, provided that the Trustee determines it can do so in accordance with the Employee Retirement Income Security Act of 1974 (ERISA).

A named fiduciary is a person who under ERISA has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the Trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account.

If you do not send instructions regarding the voting of Company Stock credited to your Plan account, or if your instructions are not received in a timely manner, such shares shall be voted by the Trustee of the Plan in accordance with the interests of the Plan participants and the Plan as a whole, as determined by the Trustee. If the voting instruction form is received after 11:59 p.m., Eastern Daylight Time, on May 29, 2017, the Trustee cannot ensure that your voting instructions will be considered.

The Trustee of the Plan will vote uninstructed Company Stock in accordance with the interests of the Plan participants and the Plan as a whole, as determined by the Trustee. In all events, the Trustee will comply with ERISA in voting shares of Company Stock.

It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of his or her agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

If you have any questions regarding the information provided to you, you may contact Erik Ammidown, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-0163.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

66    CH2M 2017 Proxy Statement

Exhibit A

Section 5.3 of the Restated Certificate of Incorporation will be amended and restated in the form below. Deletions are shown with a strike-through; additions are underlined:

RESTATED CERTIFICATE OF INCORPORATION
OF
CH2M HILL COMPANIES, LTD.

Article 5. BOARD OF DIRECTORS

  5.3.
  Composition

The Board of Directors shall take all actions necessary to ensure that directors who are either then employees of the Corporation or, in the case of up to one director, a retired employee of the Corporation (collectively, "Employee Directors") constitute a majority of the Board of Directors at all times. Without limiting the foregoing, the Board of Directors shall, to the fullest extent permitted by law, (i) nominate sufficient Employee Directors for election by the stockholders of the Corporation, (ii) increase or decrease the size of the Board of Directors and (iii) fill any vacancy or newly created directorship occurring on the Board of Directors, in each case, in a manner that ensures that the composition of the Board of Directors complies with this Section 5.3. Any Employee Director who is terminated, retires or resigns from his or her position as an employee of the Corporation or otherwise ceases to be an employee of the Corporation shall automatically cease to be qualified as a director of the Corporation, and such director's term as a director shall automatically terminate and the vacancy created thereby shall be filled in accordance with this Section 5.3.

*                *                *

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 31, 2017 (11:59 p.m., Eastern Daylight Time, May 29, 2017 for CH2M Hill Retirement and Tax Deferred Savings Plan participants). Vote by Internet • Go to www.envisionreports.com/ch2m • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. • Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board recommends a vote FOR all 3 nominees listed below. 1. ELECTION OF DIRECTORS Nominees + For Against Abstain For Against Abstain For Against Abstain 1.1 - Charles O. Holiday, Jr. 1.2 - W. Blakely Jeffcoat 1.3 - Janet Walstrom For Against Abstain 1 Year 2 Years 3 Years Abstain 2. To approve an amendment to our Certificate of Incorporation to allow a retired employee to serve as an employee director on our Board of Directors. 3. To consider an advisory vote on executive compensation. ForAgainst Abstain 4. To consider an advisory vote on the frequency of the vote on executive compensation. 6. To ratify the appointment of KPMG LLP as the independent registered public accounting firm of CH2M for the fiscal year ending December 29, 2017. 5. To approve the material terms of executive incentive compensation. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F3 2 9 3 4 2 1 02KY7A MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of Meeting, Proxy Statement and the Annual Report to Stockholders are available at www.edocumentview.com/ch2m. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — CH2M HILL COMPANIES, LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS APRIL [18], 2017 The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Jacqueline C. Hinman, Gary L. McArthur and Thomas M. McCoy, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock and Preferred Stock of the Company held of record by the undersigned on April 10, 2017, at the Annual Meeting of Stockholders of the Company to be held on June 5, 2017 at 10:00 a.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 1, FOR PROPOSAL 2, EVERY 3 YEARS IN PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Notice to Participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan This card constitutes voting instructions for participants in the CH2M HILL Retirement and Tax-Deferred Savings Plan. Your voting instructions must be received by 11:59 p.m. Eastern Daylight Time, on May 29, 2017 to allow sufficient time for processing. (Continued and to be marked, dated and signed, on the other side)